UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Nexstar Media Group, Inc.

(Name of Registrant as Specified In Its Charter)

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2024 Annual Meeting of Stockholders │ Meeting Notice │ Proxy Statement

proxy

YOUR VOTE IS IMPORTANT

NEXSTAR MEDIA GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, June 18, 2024

TO THE STOCKHOLDERS OF NEXSTAR MEDIA GROUP, INC.:

The 2024 annual meeting of stockholders (the “Annual Meeting”) of Nexstar Media Group, Inc. will be held on Tuesday, June 18, 2024, at 10 a.m., Central Daylight Time, in the building’s conference center, Suite 120, at the Company’s principal executive offices located at 545 E. John Carpenter Freeway, Irving, Texas 75062.

The Annual Meeting will be held for the following purposes:

1.
To elect the nine nominees for director named in this proxy statement to serve until the 2025 Annual Meeting of Stockholders;
2.
To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024;
3.
To conduct an advisory vote on the compensation of our Named Executive Officers; and
4.
To transact any other business which may properly come before the meeting.

We are pleased to provide access to our Proxy Statement and related proxy materials over the internet under the U.S. Securities and Exchange Commission’s (“SEC”) “Notice and Access” rules. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about May 2, 2024 to our stockholders of record as of the close of business on April 22, 2024 instead of a paper copy of our Proxy Statement and related proxy materials. Employing this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

Only stockholders of record at that time are entitled to receive notice of or to vote at the Annual Meeting and any adjournment or postponement thereof. The Notice contains instructions on how to access those documents over the Internet and on how to receive our proxy materials in printed form by mail or electronically by email. In addition, the Notice contains instructions on how to receive future proxy materials in printed form by mail or electronically by email on an ongoing basis. If you received our proxy materials by mail, the Notice, Proxy Statement, 2023 Annual Report and proxy card will be enclosed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder who provides proof of ownership on the date of the Annual Meeting during ordinary business hours at 545 E. John Carpenter Freeway, Suite 700, Irving, Texas 75062 and for 10 days prior thereto.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 18, 2024:

The Company’s Proxy Statement for the Annual Meeting, 2023 Annual Report on Form 10-K and Form of Proxy Card are available at http://www.astproxyportal.com/ast/13194/.

Your vote is very important. We encourage you to vote as soon as possible by one of three convenient methods to ensure your shares are represented at the Annual Meeting:

(1)
accessing the internet site listed on the notice of internet availability of proxy materials or proxy card,
(2)
calling the toll-free number listed on the notice of internet availability of proxy materials or proxy card, or
(3)
if you requested and received a paper copy of our proxy materials, signing, dating and returning the proxy card you received in the enclosed postage-paid envelope.

You may also vote in person at the Annual Meeting. Any proxy you give will not be counted if you attend the Annual Meeting and cast your vote during the meeting.

By Order of the Board of Directors

/s/ Elizabeth Ryder

Elizabeth Ryder
Secretary
April 29, 2024

PROXY STATEMENT TABLE OF CONTENTS

Voting Matters	1	Defining the Market—Benchmarking	39
		Compensation Risk Considerations	40
Proposal 1 - Election of Directors	3	Determination of Compensation	41
		Key Metrics Used for Performance Measures	41
Proposal 2 - Ratification of the Selection of Independent
Registered Public Accounting Firm	12	Elements of Compensation	42
		Base Salary	43
Proposal 3 - Advisory Vote on Executive Compensation	13	Annual Cash Bonuses	43
		Stock-Based Long-Term Incentive Compensation	46
Corporate Governance	14	Perquisites and Other Compensation	48
Committees of the Board of Directors	14	Health Benefits	49
Additional Information Concerning the Board of Directors	15	Severance Benefits and Change in Control Provision	49
2024 Stockholder Outreach	16
Board of Directors Leadership Structure	19	Employment Agreements	50
Risk Oversight	19
Environmental, Social, and Governance Practices and		Compensation of Named Executive Officers	53
Actions	20	Summary Compensation Table	53
Code of Ethics and Anti-Corruption Policy	25	2023 Grants of Plan-Based Awards	55
Compensation Committee Interlocks and Insider		2023 Outstanding Equity Awards at Year-End	56
Participation	26	2023 Option Exercises and Vested Stock Awards	58
Policy on Insider Trading	26	Potential Payments Upon Termination or Change In
Stock Ownership Guidelines	26	Control	59
Clawback Policy	27
		Pay Ratio Disclosure	62
Compensation of Directors	28
		Pay Versus Performance	63
Executive Officers	30
		Audit Committee Report	67
Beneficial Ownership of Nexstar Common Stock	30
Beneficial Ownership Table	33	Independent Registered Public Accounting Firm Fees
		and Other Matters	68
Compensation Committee Report	35
		Certain Relationships and Related Person Transactions	69
Compensation Discussion and Analysis	36
2023 Executive Compensation Overview	36	Other Information	70
2023 and Long-Term Performance	36
Stockholder Say on Pay Vote	37
Actions Following Past Stockholder Votes on
Named Executive Officer Compensation and
Past Stockholder Outreach	37
Compensation Philosophy and Objectives	38
Overview and Role of Compensation Committee	39
Role of Compensation Consultant in Compensation
Decisions	39

Nexstar Media Group, Inc.	i	2024 Proxy Statement

VOTING MATTERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Nexstar Media Group, Inc., a Delaware corporation (“Nexstar,” the “Company,” “our,” “us,” or “we”), of proxies for use at Nexstar’s Annual Meeting of Stockholders. The meeting will be held, pursuant to the accompanying Notice of Annual Meeting, on Tuesday, June 18, 2024 at 10:00 a.m., Central Daylight Time, and at any adjournment or postponement thereof (the “Annual Meeting”). The following table summarizes the actions to be taken at the Annual Meeting.

Number	Proposal	Description	Board Recommendation
1	Election of Directors	Elect the nine nominees for director named in this proxy statement to serve until the 2025 Annual Meeting of Stockholders	FOR (EACH NOMINEE)
2	Ratification of the Selection of Independent Registered Public Accounting Firm	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024	FOR
3	Advisory Vote on Executive Compensation	Advise the Board of Directors on the compensation of our Named Executive Officers	FOR
Other		Transact any other business which may properly come before the Annual Meeting

Shares of Nexstar common stock, par value $0.01 (“Common Stock”), represented by a properly executed proxy that are received by Nexstar prior to the Annual Meeting, will, unless revoked, be voted as directed in the proxy. If a proxy is signed and returned, but does not specify how the shares represented by the proxy are to be voted, the proxy will be voted FOR proposals 1, 2 and 3.

The Notice containing instructions on how to access this Proxy Statement and enclosed proxy card materials and how to vote are being mailed to stockholders on or about May 2, 2024.

Voting Securities

Stockholders of record as of the close of business on April 22, 2024 may vote at the Annual Meeting. On that date, there were 32,940,626 shares of the Company’s Common Stock outstanding and no shares of Preferred Stock outstanding. The holders of Common Stock are entitled to one vote per share. Holders of our Preferred Stock, of which there are none, have no voting rights.

Under the Company’s Second Amended and Restated Bylaws, adopted as of January 26, 2023 (the “Bylaws”), the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. There is no cumulative voting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NASDAQ Listing Rules to vote your shares on Proposal 2 even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote either on Proposals 1 or 3 without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Nexstar Media Group, Inc.	1	2024 Proxy Statement

Voting Matters

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting

The following information can be found at http://www.astproxyportal.com/ast/13194/:

•
Notice of Annual Meeting and Proxy Statement;
•
2023 Annual Report on Form 10-K; and
•
Form of Proxy Card.

Voting Instructions

Stockholders of record may vote:

•
by the internet at http://www.voteproxy.com following the instructions listed on your proxy card;
•
by telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries as directed on the proxy card;
•
by paper proxy by signing, dating and returning the proxy card in the enclosed postage-paid envelope via mail; or
•
by attending the Annual Meeting in person and voting.

Each proxy that is properly received by Nexstar prior to the Annual Meeting will, unless validly revoked, be voted in accordance with the instruction given on such proxy. If a stockholder voted by signing and returning the proxy card via mail and no instructions are indicated, the shares represented by such proxy will be voted according to the recommendations of the Board of Directors.

Any stockholder of record attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the mere presence of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Stockholders whose shares of Common Stock are not registered in their own name, including shares held in a brokerage account, will need to obtain a legal proxy from the record holder of such shares to vote in person at the Annual Meeting.

You may revoke your proxy and change your vote by:

•
signing and properly submitting another paper proxy with a later date that is received before the polls close at the Annual Meeting;
•
voting by the internet or telephone on or before 11:59 p.m., Eastern Daylight Time, on June 17, 2024;
•
giving written notice of revocation to the Company’s Corporate Secretary at the address shown on the cover of this Proxy Statement prior to the Annual Meeting; or
•
voting in-person at the Annual Meeting.

Nexstar Media Group, Inc.	2	2024 Proxy Statement

Voting Matters

GOVERNANCE PROPOSAL

PROPOSAL 1

ELECTION OF DIRECTORS

Summary

The size of our Board is currently ten, and we have nine members (listed below) who are standing as nominees for election at the 2024 annual meeting. Each director nominee will serve a one-year term or until a successor is elected and qualified or until their earlier resignation or death. As previously announced by the Company, Mr. Martin Pompadur will not stand for reelection and his service will end at the 2024 annual meeting, upon which the size of the Board will be reduced to nine.

Name	Nexstar Position
Perry A. Sook	Chairman and Chief Executive Officer
Geoff Armstrong	Independent Director
Bernadette S. Aulestia	Independent Director
Dennis J. FitzSimons	Independent Director
Jay M. Grossman	Independent Director
C. Thomas McMillen	Independent Director
Lisbeth McNabb	Independent Director
John R. Muse	Independent Director
Tony Wells	Independent Director

Voting

Each director shall be elected by a majority of the votes cast. Stockholders may cast their votes (i) “for” the nominee, (ii) “against” the nominee or (iii) abstain. A majority means that the number of shares voted “for” a nominee’s election must exceed the number of votes cast “against” that nominee’s election. Votes for and against a nominee’s election will count in the tabulations of votes cast on that nominee’s election. Abstentions and broker non-votes will not count on the tabulations of votes cast on a nominee’s election, will not be counted as a vote cast either “for” or “against” a nominee election and will therefore not affect the outcome of such vote.

If a proxy is signed and returned, but does not specify how the shares represented by the proxy are to be voted with respect to the election of directors, the proxy will be voted to elect as directors all of the nominees named herein.

Board Recommendation

The Board of Directors recommends voting FOR the director nominees.

Nexstar Media Group, Inc.	3	2024 Proxy Statement

Voting Matters

DIRECTOR NOMINEES
Principal Occupation and Selected Business Experience
Perry A. Sook Chairman and Chief Executive Officer of Nexstar Media Group, Inc. Age: 66 Board Tenure: 28 years Chairman Nexstar Board Committee: None Other Current Public Company Boards: None

Perry A. Sook has served as the Chairman and Chief Executive Officer of Nexstar since its inception in 1996. Mr. Sook founded Nexstar with one local television station in Scranton, PA and led its growth into the leading diversified media company and the largest local television broadcaster in the United States it is today. Mr. Sook has over 40 years of professional experience in broadcasting covering all facets of the business, including ownership and M&A, management, sales, on-air talent and news.

Mr. Sook serves as Joint-Chairman for the National Association of Broadcasters (non-profit) and on the board of directors of the Broadcasters Foundation of America (non-profit).

Mr. Sook’s qualifications to serve on Nexstar’s Board of Directors include his demonstrated leadership skills and extensive operating executive experience in building Nexstar from its founding to $4.9 billion of net revenue in 2023. He is highly experienced in driving operational excellence, innovating new strategies, and attaining financial objectives under a variety of economic and competitive conditions.

Geoff Armstrong
Chief Executive Officer of 310 Partners and Former Chief Financial Officer of AMFM

Age: 66

Board Tenure: 20 years

Independent Director

Nexstar Board Committee:
Chair of Audit

Other Current Public Company Boards: Urban One, Inc.

Geoff Armstrong was appointed a member of the Board of Directors of Nexstar in November 2003 and serves as the Chair of the Audit Committee. He previously served as Chairman of the Compensation Committee and Chairman of the Audit Committee.

Mr. Armstrong serves as Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, an NYSE publicly traded company. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM in July 1999. Prior to that, Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer and a director until the company was sold in 1998 to AMFM.

Mr. Armstrong has served as a director and the chairman of the audit committee of Urban One, Inc. (NASDAQ: UONE) since July 2021, and previously served as a director and the chairman of the audit committee of Urban One, Inc. from June 2001 and May 2002, respectively, through November 2020.

Mr. Armstrong’s qualifications to serve on Nexstar’s Board of Directors include his extensive experience as the Chief Financial and Chief Operating Officer in the broadcast and communications industry, as well as a board member of other publicly traded companies. His service on the boards of other public companies allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

Nexstar Media Group, Inc.	4	2024 Proxy Statement

Voting Matters

DIRECTOR NOMINEES
Principal Occupation and Selected Business Experience

Bernadette S. Aulestia

Former President, Global Distribution at HBO

Age: 51

Board Tenure: 3 years

Independent Director

Nexstar Board Committee: Compensation

Other Current Public Company Boards: Denny’s Corporation, National CineMedia, Inc.

Bernadette Aulestia was appointed a member of the Board of Directors of Nexstar in January 2021 and serves on the Compensation Committee.

Ms. Aulestia served as Chief Revenue and Growth Officer and then as Advisor of Callisto Media (private), a technology and media company which leverages audience data to create high-quality content at scale in 2022. Between her time at HBO and Callisto Media, Ms. Aulestia focused on her role as board member of Denny’s which she joined in 2018 among other non-profit board memberships and personal endeavors. From 2018 to 2019 Ms. Aulestia was President, Global Distribution and from 2015 to 2018 was Executive Vice President, Global Distribution at HBO, the premium programming subsidiary of WarnerMedia. Prior to that, she was Executive Vice President, Domestic Network & Digital Distribution at HBO from 2013 to 2015 and Senior Vice President, Domestic Network & Digital Distribution at HBO from 2009 to 2013. Prior to HBO, Ms. Aulestia held positions at Univision Communications, Turner Broadcasting Systems and Kidder Peabody.

Ms. Aulestia serves on the board of directors and is chair of the Corporate Governance & Nominating Committee of Denny's Corporation (NASDAQ: DENN), a franchisor and operator of one of America's largest full-service restaurant chains. She was also appointed in August 2023 on the board of directors and is chair of the Nominating and Governance Committee of National CineMedia, Inc. (NASDAQ: NCMI), which operates as the largest cinema advertising platform in the U.S., and serves as a director of Candoo Tech (private), a monthly subscription-based technical customer support service for aging adults and planned communities.

Ms. Aulestia’s qualifications to serve on Nexstar’s Board of Directors include her extensive experience as an executive in content and digital businesses which enables her to provide valuable advice on strategic and business matters as it relates to the Company’s own content and digital operations and growth plans. Her service on the boards of other public and private companies allows her to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

Nexstar Media Group, Inc.	5	2024 Proxy Statement

Voting Matters

DIRECTOR NOMINEES
Principal Occupation and Selected Business Experience

Dennis J. FitzSimons

Chairman of Robert R. McCormick Foundation and Former Chief Executive Officer of Tribune Company

Age: 73

Board Tenure: 7 years

Independent Director

Nexstar Board Committee: Audit

Other Current Public Company Boards: None

Mr. FitzSimons was appointed a member of the Board of Directors of Nexstar in January 2017 and serves on the Audit Committee.

Mr. FitzSimons serves as Chairman of the Robert R. McCormick Foundation (non-profit), a charitable organization with extensive assets where he has held his position since 2004. Concurrent with and prior to that, Mr. FitzSimons spent 25 years with the Tribune Company, a predecessor company of Tribune Media Company which Nexstar acquired in 2019, serving as the Chief Executive Officer and board member of Tribune Company from 2003 to 2007 and as Chairman of the board of directors from 2004 to 2007.

From 2009 until January 2017, Mr. Fitzsimons served on the board of directors of Media General, Inc. (“Media General”) (formerly public), which Nexstar acquired in 2017, as Chairman of Media General’s compensation committee and a member of the audit committee. He also served on the board of directors of Time, Inc. (formerly public) from 2014 until its sale to Meredith Corporation in January 2018 and was a member of the audit committee and the compensation committee.

Mr. FitzSimons’ qualifications to serve on Nexstar’s Board of Directors include his extensive experience as the Chief Executive Officer of a publicly traded company in the broadcast industry and service as a member of the audit and compensation committees of several publicly traded companies. His service on the boards of public companies allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

Nexstar Media Group, Inc.	6	2024 Proxy Statement

Voting Matters

DIRECTOR NOMINEES
Principal Occupation and Selected Business Experience

Jay M. Grossman
Managing Partner and Co-Chief
Executive Officer of ABRY Partners, LLC

Age: 64

Board Tenure: 27 years

Independent Director

Nexstar Board Committee:
Chair, Compensation

Other Current Public Company Boards: KORE Group Holdings, Inc.

Jay M. Grossman was appointed a member of the Board of Directors of Nexstar in 1997 and serves as chair of the Compensation Committee.

Mr. Grossman serves as Managing Partner and Co-Chief Executive Officer at ABRY Partners, LLC (“ABRY”), a private equity fund focused on media, communications, business and information services, which he joined in 1996. ABRY helped found Nexstar alongside Perry Sook in 1996 and fully exited its ownership position in the Company in 2013.

Mr. Grossman has served on the board of directors of KORE Group Holdings (NYSE:KORE), a relationship-focused promotional marketing agency providing “internet-of-things” and IT solutions, since August 2023, and previously served on the board of directors of a wide variety of private companies including Atlantic Broadband, Caprock Communications, Consolidated Theaters, Cyrus One Networks, Donuts, Executive Health Resources, Grande Communications, Hosted Solutions, Monitronics International, Q9 Networks, RCN Telecom Services, Sidera Networks and WideOpenWest Holdings.

Mr. Grossman’s qualifications to serve on Nexstar’s Board of Directors include his long-term experience with Nexstar and his extensive experience in investing in media and communications companies enabling him to provide meaningful insight and guidance to the Company and the Board as Nexstar executes on its growth plan.

Nexstar Media Group, Inc.	7	2024 Proxy Statement

Voting Matters

DIRECTOR NOMINEES
Principal Occupation and Selected Business Experience

C. Thomas McMillen

President and Chief Executive Officer of LEAD1

Age: 71

Board Tenure: 9 years

Independent Director

Nexstar Board Committee: Nominating and Corporate Governance

Other Current Public Company Boards: Castellum, Inc.

Mr. McMillen was appointed a member of the Board of Directors of Nexstar in July 2014 and serves on the Nominating and Corporate Governance Committee.

Mr. McMillen serves as the President and Chief Executive Officer of the LEAD1 Association (formerly the DIA Athletic Directors Association) which he joined in October 2015. He previously served as Timios National Corporation’s (formerly Homeland Security Capital Corporation) Chief Executive Officer and Chairman of the Board from August 2005 and as its President from July 2011 to February 2014. From May 2013 to May 2016, Mr. McMillen served as an independent director of RCS Capital Corporation.

From 1987 through 1993, Mr. McMillen served three consecutive terms in the U.S. House of Representatives representing the 4th Congressional District of Maryland.

Mr. McMillen has served as a member of the board of directors of Castellum, Inc. (NYSE: CTM), a technology company focused on leveraging the power of information technology, since October 2022.

Mr. McMillen’s qualifications to serve on Nexstar’s Board of Directors include his long-tenured political, business and sports experience and leadership. During his career, he has been an active investor, principal and board member in companies in a range of industries including broadcasting, cellular, environmental technology, real estate and insurance industries, among others.

Nexstar Media Group, Inc.	8	2024 Proxy Statement

Voting Matters

DIRECTOR NOMINEES
Principal Occupation and Selected Business Experience

Lisbeth McNabb

Former Chief Financial Officer and Chief Operating Officer of Linux Foundation

Age:  63

Board Tenure:  18 years

Independent Director

Nexstar Board Committee: Audit

Other Current Public Company Boards: None

Ms. McNabb was appointed a member of the Board of Directors of Nexstar in May 2006, serves on the Audit Committee.

Ms. McNabb has been an Operating Partner of Springcoast Capital Partners, a growth equity firm focused on market-leading software and technology companies, since April 2023. Ms. McNabb previously served as the Chief Financial Officer and Chief Operating Officer of Linux Foundation, an open-source technology consortium, from 2018 to 2020. In 2017, Ms. McNabb was interim Chief Financial Officer for Illuminate Education and from 2012 to 2015 was Founder of DigiWorksCorp, a digital and data analytics SaaS company for retail and enterprise companies.

Ms. McNabb serves as an independent director and chair of the audit committee of Acronis (private), a global leader in cybersecurity and data protection, and as an independent director of ABB E-Mobility, global leader in electric vehicle charging solutions since August 2023. Previously, she served on the Board of Directors of Zoomcar (private), the largest car-sharing platform, headquartered in Banglore, India, until April 2023; as an independent director, chair of audit, and member of the audit, nominating and governance and compensation committees of NeoGames (NASDAQ: NGMS), a global provider of iLottery solutions for national and state-regulated lotteries, until April 2023; and as a director and chair of the audit committee and on the compensation committee of Tandy Brands (formerly public).

Ms. McNabb’s qualifications to serve on Nexstar’s Board of Directors include her leadership skills in entrepreneurial and executive roles in media, digital and technology companies. She is an expert at driving finance, strategy, operations, data analytics and revenue strategies at the high growth stage.

John R. Muse
Investor and Former Board Member of Media General

Age:  73

Board Tenure:  7 years

Independent Director

Nexstar Board Committee:
Nominating and Corporate Governance

Other Current Public Company Boards: None

John R. Muse was appointed a member of the Board of Directors of Nexstar in January 2017 and serves on the Nominating and Corporate Governance Committee.

Mr. Muse has more than 25 years of experience in private equity and is currently the chairman of the board of directors of Lucchese, Inc. (private), a boot company, and Free Flow Wines (private), a leading packaging and logistics company serving the wine on tap segment. He also served on the boards of directors of CSM Bakery Solutions (private) and, from 2014 until January 2017, Media General (formerly public), which Nexstar acquired in 2017.

Mr. Muse’s qualifications to serve on Nexstar’s Board of Directors include his investing, financial and leadership skills in entrepreneurial and executive roles in a wide range of industries in which he has invested directly and indirectly.

Nexstar Media Group, Inc.	9	2024 Proxy Statement

Voting Matters

DIRECTOR NOMINEES
Principal Occupation and Selected Business Experience
Tony Wells Former Chief Media Officer, Verizon Age: 59 Board Tenure: 1 year Independent Director Nexstar Board Committee: Compensation Other Current Public Company Boards: Yelp Inc.

Tony Wells was appointed a member of the Board of Directors of Nexstar in July 2023 and serves on the Compensation Committee.

Mr. Wells has over 30 years working with innovative, high-growth brands, and deep expertise leading marketing, business development and strategic partnerships. Mr. Wells has served as a Venture Partner at AZ-VC, Arizona’s largest venture capital fund, since April 2024. Previously he served as the Chief Media Officer for Verizon Communications Inc. (NSYE: VZ), one of the world’s leading providers of technology and communications services, from September 2021 to March 2023. Prior to that, from 2017 to 2021, Mr. Wells served in several senior marketing roles at USAA including Chief Brand Officer, for the 13-million-member Fortune 100 financial services company. From 2007 to 2017 Mr. Wells served as Chief Marketing Officer for brands such as 24 Hour Fitness, ADT Security and Schneider Electric NA.

Mr. Wells currently serves on the board of directors of Yelp Inc. (NYSE: YELP), a community-driven platform that connects people with local businesses, where he serves on the compensation committee. In June 2023, Mr. Wells was appointed as an independent board director of TripleLift, a private equity-owned programmatic advertising company. From 2020 to 2023, Mr. Wells was a member of the board of directors of the Association of National Advertisers.

Mr. Wells’ qualifications to serve on Nexstar’s Board of Directors include his deep knowledge of the national and local advertising landscape, digital marketing, as well as his experience and insights working within large enterprises in key advertising verticals like automotive, financial services and telecommunications.

Nexstar Media Group, Inc.	10	2024 Proxy Statement

Voting Matters

The following tables provide additional information regarding the members of our Board as of April 29, 2024, including certain types of knowledge, skills, business experiences, attributes or self-identified specific diversity possessed by one or more of our directors which our Board believes are relevant to our business and industry.

Board Skills Matrix

	Sook	Armstrong	Aulestia	FitzSimons	Grossman	McMillen	McNabb	Muse	Pompadur(1)	Wells
Knowledge, Skills and Experience
Public Company	●	●	●	●	●	●	●	●	●	●
Industry	●	●	●	●	●		●	●	●	●
Management	●	●	●	●		●	●	●	●	●
Operations	●	●	●	●			●		●	●
ESG	●	●	●	●			●	●	●	●
Regulatory/Legal	●			●					●
Financial	●	●		●	●		●	●	●
M&A	●	●		●	●	●	●	●	●
Cybersecurity							●

Board Tenure
Years of Service	28	20	3	7	27	9	18	7	20	1
Age	66	66	51	73	64	71	63	73	88	59

(1) Mr. Pompadur is not standing for reelection.

Board Diversity Matrix

	Female	Male	Non-Binary	Did Not Disclose Gender	Total
Part I: Gender Identity
Directors	2	8	—	—	10
Part II: Demographic Background
Hispanic or Latinx	1	—	—	—	1
White or Caucasian	1	7	—	—	8
African American or Black	—	1	—	—	1

Nexstar Media Group, Inc.	11	2024 Proxy Statement

Voting Matters

AUDIT PROPOSAL

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Summary

Subject to ratification by the stockholders, the Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1997. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

Voting

The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and voting thereon. Votes may be cast “for” or “against” such ratification. Stockholders may also abstain from voting. Votes “for” or “against” this proposal and abstentions will count in the tabulations of votes cast on this proposal. Abstentions will be counted as votes cast on this proposal and will have the same effect as votes “against” this proposal. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NASDAQ Listing Rules to vote your shares on this proposal even if the broker does not receive voting instructions from you, and therefore no broker non-votes are expected in connection with this proposal.

Board Recommendation

The Board of Directors recommends stockholders vote FOR this proposal.

Nexstar Media Group, Inc.	12	2024 Proxy Statement

Voting Matters

COMPENSATION PROPOSAL

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Summary

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors is asking stockholders to cast an advisory, non-binding vote to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement. While this vote is non-binding, the Board of Directors values the opinions of Nexstar’s stockholders and will consider the outcome of the vote when making future compensation decisions. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and procedures described in this Proxy Statement.

Background

The Compensation Committee oversees the executive compensation program including adopting changes to awarding compensation as appropriate to reflect Nexstar’s circumstances. The information provided in this Proxy Statement demonstrates that Nexstar’s executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with its stockholders’ interests to support long-term value creation and will attract and retain appropriate talent.

Voting

This vote is advisory only and non-binding on the Board of Directors. The Board of Directors will receive the vote tally and will consider the results of the vote, along with other relevant factors, in its assessment of executive compensation. Votes may be cast “for” or “against” such proposal. Stockholders may also abstain from voting. Votes “for” or “against” this proposal and abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes will not be counted as votes cast on this proposal and will have no effect on the voting results.

Board Recommendation

The Board of Directors recommends stockholders vote FOR such compensation.

Nexstar Media Group, Inc.	13	2024 Proxy Statement

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors currently has three standing committees with the following members:

	Compensation	Audit	Nominating and Corporate Governance
Geoff Armstrong		Chairperson
Bernadette S. Aulestia	●
Dennis J. FitzSimons		●
Jay Grossman	Chairperson
C. Thomas McMillen			●
Lisbeth McNabb		●
John R. Muse			●
I. Martin Pompadur(1)			Chairperson
Tony Wells(2)	●

(1)
Mr. Pompadur is not standing for reelection.
(2)
Mr. Wells was appointed as a member of the Board of Directors and Compensation Committee on July 26, 2023.

Compensation Committee

The purpose of the Compensation Committee is to establish compensation policies for directors and executive officers of Nexstar, approve employment agreements with executive officers of Nexstar, administer Nexstar’s stock-based compensation plans and approve grants under the plans and make recommendations regarding any other incentive compensation or equity-based plans. The Compensation Committee makes decisions about the compensation of the Chief Executive Officer and has the authority to review and approve the compensation policies for the Company’s other executive officers. The primary objectives of the Compensation Committee in determining total compensation (both salary and incentives) of the Company’s executive officers, including the Chief Executive Officer, are to (i) attract and retain talented and highly qualified executives in the competitive diversified media and television broadcasting industry by providing a total compensation package that includes a combination of elements which are at or above competitive opportunities, (ii) tie executive compensation, both short and long-term elements, to the Company’s overall performance and specific attainment of long-term strategic goals, (iii) provide executives with long-term incentive for future performance that aligns with stockholder interests and maximizes stockholders value over the long-term, and (iv) set executive compensation at responsible levels to promote fairness and equity among all employees within our organization. The Compensation Committee, together with the Nominating and Corporate Governance Committee, also reviews succession planning.

The Compensation Committee met eight times during 2023. The Compensation Committee operates under a written charter. A copy of such charter is available through our website at www.nexstar.tv. The information contained on or accessible through our website does not constitute a part of and is not incorporated by reference into this Proxy Statement. All members of the Compensation Committee are independent. For more information regarding the Compensation Committee, please refer to the “Compensation Committee Report” in this Proxy Statement.

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Corporate Governance

Audit Committee

The purpose of the Audit Committee is to oversee the quality and integrity of Nexstar’s accounting, internal auditing and financial reporting practices, to oversee Nexstar’s relationship with its independent registered public accounting firm, to evaluate the Company’s risks, including cybersecurity matters and to perform such other duties as may be required by the Board of Directors. The Audit Committee met five times during 2023. All members of the Audit Committee are independent. The Chair of the Audit Committee is Mr. Geoff Armstrong who the Board of Directors has determined is an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC. The Audit Committee operates under a written charter. A copy of such charter is available through our website at www.nexstar.tv. The information contained on or accessible through our website does not constitute a part of and is not incorporated by reference into this Proxy Statement. For more information regarding the Audit Committee, please refer to the “Audit Committee Report” in this Proxy Statement.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to determine the minimum qualifications and skills that director nominees must possess based on the composition, size and needs of the Board of Directors, identify individuals qualified to serve on Nexstar’s Board of Directors, review any stockholder nominees for the Board of Directors, if any, recommend persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, recommend nominees for any committee of the Board of Directors, develop and recommend to the Board of Directors a set of corporate governance principles applicable to Nexstar, to oversee the evaluation of the Board of Directors and its committees, and establish of guidelines for removal of directors. The Nominating and Corporate Governance Committee, together with the Compensation Committee, also reviews succession planning. The Nominating and Corporate Governance Committee operates under a written charter. A copy of such charter is available through our website at www.nexstar.tv. The information contained on or accessible through our website does not constitute a part of and is not incorporated by reference into this Proxy Statement. All members of the Nominating and Corporate Governance Committee are independent. The Nominating and Corporate Governance Committee met once during 2023.

Additional Information Concerning the Board of Directors

During 2023, the full Board of Directors met four times. As summarized in the table below, each incumbent director attended at least 80% of the total number of meetings of the Company’s Board of Directors and committees of the Board of Directors on which they serve.

	Meetings Attended
	Full Board(1)	Compensation Committee(2)	Audit Committee(3)	Nominating and Corporate Governance Committee(4)	Total	Overall Attendance(6)
Perry A. Sook	5				5	100%
Geoff Armstrong	5		5		10	100%
Bernadette S. Aulestia	4	8			12	92%
Dennis J. FitzSimons	5		5		10	100%
Jay M. Grossman	4	8			12	92%
C. Thomas McMillen	5			1	6	100%
Lisbeth McNabb	5		5		10	100%
John R. Muse	5				5	83%
I. Martin Pompadur	5			1	6	100%
Tony Wells(5)	2	3			5	100%

(1)
The full Board of Directors met five times during 2023.
(2)
The Compensation Committee met eight times during 2023.

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Corporate Governance

(3)
The Audit Committee met five times during 2023.
(4)
The Nominating and Corporate Governance Committee met once during 2023 but its functions were performed through written consents in lieu of a meeting or meetings held by the full Board of Directors.
(5)
Mr. Wells attended each of the full board and compensation committee meetings from the time he was appointed on July 26, 2023.
(6)
Each of the directors attended at least 75% of the aggregate board and committee meetings for the period for which they served.

The Board of Directors has not adopted a formal policy with regard to director attendance at the annual meeting of stockholders. Mr. Sook attended and presided over the 2023 Annual Meeting of Stockholders.

There is no formal policy governing diversity of the Board of Directors and the selection of its members. The Nominating and Corporate Governance Committee defines Board diversity broadly to mean that the Board of Directors is comprised of individuals with a variety of perspectives, industry experience, personal and professional backgrounds, skills and qualifications. When nominating a Board member, the Nominating and Corporate Governance Committee examines the diversity of the overall board and strives to maintain an appropriate level of diversity with the addition of each new nominee.

If it is determined that additional governance policies, other than the ones set forth by the Nominating and Governance Committee, would be beneficial to Nexstar, the Board of Directors may in the future adopt such additional policies.

As required by the rules and regulations of the NASDAQ Stock Market, we maintain a majority of independent directors on the Board of Directors and the compensation of our executive officers and the nomination of directors are determined by independent directors.

Stockholder Outreach

We are committed to regularly and actively engaging with our investors to ensure that their perspectives on corporate governance and other issues are thoughtfully considered. In the first quarter of 2024, we contacted our 27 largest stockholders as reported to the SEC (including 26 non-affiliated institutional investors and one affiliated investor) in connection with year-end 2023 filings for our institutional investors, representing an estimated 73% of our shares outstanding as of December 31, 2023, to offer a call with members of senior management as well as a member of the Compensation Committee of the Board of Directors (as schedules permitted) to review the Company’s ongoing corporate governance, social responsibility and environmental activities (hereinafter collectively referred to as “ESG”) as well other issues important to stockholders. Stockholders representing approximately 48% of the shares held by our top 27 stockholders participated in calls (with one participating in an ad hoc call regarding these topics in October 2023). We report the results of our annual stockholder outreach initiative to the Company’s Board of Directors, and the Board of Directors and management review and use the results to inform future ESG initiatives.

Based on prior calls and our own initiatives, we continue to further improve our corporate governance and other social and environmental policies and activities, including:

•
Adoption of a policy separating the roles of Chairperson of the Board of Directors and Chief Executive Officer of the Company which will take effect after Nexstar’s Founder, Chairman, and Chief Executive Officer Perry Sook leaves the Company and the Board,
•
Declassification of the Board of Directors beginning on the 2024 annual meeting of stockholders,
•
Ongoing board refreshment: Bernadette Aulestia added in 2021, Tony Wells in 2023 and search underway to replace retiring director I. Martin Pompadur,
•
Making available on our website in 2024, our most recent (2023) ESG report(1) summarizing our ESG policies and initiatives and with disclosures informed by the Sustainability Accounting Standards Board (SASB) disclosure standard for the Media & Entertainment industry,

(1)
The information contained on or accessible through our website, including the 2023 ESG Report and any EEO-1 reports, is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC or considered to be part of this document.

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Corporate Governance

•
Establishing a clawback policy in 2023 that applies to members of the senior management team,
•
Making available on our website our most recent EEO-1 report,
•
Ongoing process to collect data regarding carbon emissions, and
•
Continuing to support journalistic integrity and unbiased, fact-based journalism as a fundamental tenet of our news operations.

The feedback we received on the calls this year was positive about the Company’s ongoing progress on its ESG initiatives. In particular, stockholders commented that they were pleased with the ongoing progress of Board diversity, the declassification of the Board, the new policy regarding separation of Chairperson and Chief Executive Officer, and our general stockholder-friendly structure of a single class of voting stock. Certain stockholders commented that they would like to see increased gender diversity on our Board of Directors and would like to see the Board of Directors appoint a Lead Independent Director while the Chairperson and the Chief Executive Officer are the same and/or the Chairperson is not independent. We discuss the Board of Director’s desire not to appoint a Lead Independent Director in the section entitled Board Leadership Structure.

Executive Compensation

Stockholder Feedback

In 2023, our advisory vote on executive compensation passed with stockholders representing 68% of the total voting “for” the compensation proposal. In connection with our annual stockholder outreach calls we asked our stockholders for their perspectives of our executive compensation plan. Summary feedback that was mentioned by more than one stockholder regarding our executive compensation plan was as follows:

•
Generally fine with executive compensation, especially since pay is aligned with stockholder returns,
•
Preference for an additional operating metric, in addition to total stockholder return (“TSR”), to be used for performance based restricted stock unit grants since management teams cannot often control stock price performance,
•
Preference for the performance measurement, or TSR, to be measured over a longer period of time (e.g. 2+ years instead of one year), and
•
Preference for CEO’s vesting to be over three or more years instead of two years.

Company Response

The Company and the Compensation Committee of its Board of Directors will evaluate the stockholder feedback regarding executive compensation in connection with its plans regarding future executive contracts and contract renewals. The following sets forth the Company’s historical executive compensation practices related to the areas highlighted by our stockholders and our rationale.

The Company grants both time-based and performance-based restricted stock units to its executives. Of the executives that receive performance-based restricted stock units (“PSUs”), those that are responsible for certain operations of the business (e.g. our President, Broadcasting, our President, Networks, our President, Distribution and Strategy and our Executive Vice President and Chief Revenue Officer), PSU vesting is conditioned upon the operating performance of their respective units attaining revenue and/or EBITDA goals. For those executives that have responsibility across the entire Company (e.g. our Chief Executive Officer and our Executive Vice President and Chief Financial Officer), PSU vesting is based upon the Company’s stock performance relative to the peer group, the TSR. The Company believes that the TSR encompasses all of the elements of how well management is performing as it takes into consideration the stockholder’s perception of the Company’s operating performance, future prospects and capital allocation as compared to its peer set. We believe that a one-year TSR measurement is appropriate as the Company sets its specific goals on an annual basis in connection with its budgeting process. Moreover, excluding the CEO, for those executives whose PSU vesting is based on TSR or other operating metrics as described above, the PSUs typically vest ratably over a four-year period, with the TSR or other operating metric tested each year, so effectively, the PSU vesting is based on four-year performance of the Company.

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Corporate Governance

The CEO’s PSUs vest over a two-year period which we believe is appropriate as the CEO’s current three-year employment contract extends only through March 2026. The two-year vesting aligns with the time frame under which he is in his current position and can affect results. In addition, the two-year vesting mirrors the Company’s two-year cycle of election and non-election years which impacts the Company’s revenue and EBITDA. Further, we note that in 2023, 90% of the CEO’s compensation was “at risk”, meaning it was subject to performance of the Company’s operations or stock price.

For more information about the Company’s executive compensation structure, components and philosophy please refer to - “Compensation Discussion and Analysis”.

Active Investor Relations Function

We maintain an active and accessible investor relations function. In 2023, we participated in 19 investor conferences and organized group investor meetings and met with over 610 investors in total at these meetings. In addition, we maintain an active dialogue with research analysts and investors on an ad hoc basis throughout the year.

Succession Planning

Senior management, together with the Nominating and Governance and Compensation Committees of the Board of Directors, is responsible for succession planning. Over the past several years, we hired a number of senior executives to replace retiring executives and position Nexstar for the future. These include:

•
Promoting Andy Alford (Age: 62), to President, Broadcasting in 2021,
•
Hiring Lee Ann Gliha (Age: 49) as Executive Vice President and Chief Financial Officer in 2021,
•
Hiring Rachel Morgan (Age: 52) as Executive Vice President and General Counsel in 2022, and
•
Hiring Michael Biard (Age: 55) as President and Chief Operating Officer in 2023.

To aid in the transition of these positions, we have typically had a period of overlap between the outgoing and incoming executives and/or retain the outgoing executive pursuant to a limited consulting arrangement.

We regularly review our management structure and succession plan in the ordinary course.

Nexstar Media Group, Inc.	18	2024 Proxy Statement

Corporate Governance

Board of Directors Leadership Structure

Nexstar believes in a strong Board of Directors possessed of deep experience in the technology, media and telecom space that assists in formulating the company’s long-term strategy, advises on potential mergers and acquisitions, and seeks to maximize stockholder value. The Company fosters an environment of strict financial accountability and has policies, procedures, and controls in place to safeguard the Company’s financial performance.

The Board of Directors has the responsibility for selecting the appropriate leadership structure for itself and for the Company. The Board of Directors considers many factors, including the specific needs of the business and the best interests of the Company’s stockholders in determining the most appropriate structure for itself and the Company. Our current Board of Directors leadership structure is comprised of a combined Chairperson of the Board and Chief Executive Officer and Board committees comprised of only independent directors. The Board of Directors believes that Mr. Sook’s service in the combined Chairperson and Chief Executive Officer role is in the best interest of both the Company and its stockholders. As of December 31, 2023, Mr. Sook is the Company’s third largest shareholder. He has a vast knowledge of television broadcasting and is a recognized leader in this industry. He understands the opportunities for and issues facing the Company and by serving in this dual role he is able to effectively focus the Board of Director’s attention on these matters. In this combined capacity, he speaks clearly with one voice in addressing the Company’s various stakeholders such as customers, suppliers, employees, and the investing public.

All of the Company’s directors, except for the Chairman, are independent. The Board of Directors has not designated one of the independent directors as a “lead independent director” because each independent director is fully and effectively involved in the activities and issues relevant to the Board of Directors and its committees. The independent directors prefer not to place one individual between themselves and the Chairman of the Board and Chief Executive Officer and other management as they believe this will diminish their active engagement. The independent directors continually demonstrate the ability to exercise their fiduciary responsibilities to the Board of Directors and make independent decisions. Under NASDAQ Listing Rules, our independent directors are Messrs. Armstrong, Grossman, Muse, FitzSimons, McMillen, Pompadur and Wells and Mses. Aulestia and McNabb.

Risk Oversight

As described more fully in the “Risk Factors” section to the Company’s Annual Report on Form 10-K, the Company’s management and Board of Directors manage a variety of internal and external risks. The Board of Directors plays a vital role in managing the risks facing our Company.

•
Through the Audit Committee, the Board of Directors manages potential accounting risk through oversight of accounting and financial reporting and disclosure processes and systems of internal accounting and financial controls as well as other Company risks, including cybersecurity matters.
•
Through the Compensation Committee, the Board of Directors manages potential risks associated with our compensation programs, ensuring the program does not encourage executives to take unacceptable risks.
•
Through the Nominating and Governance Committee, the Board of Directors manages risks associated with board and committee succession and establishing and effecting corporate governance principles.
•
The Board of Directors, together with our General Counsel and advice from outside legal counsel, when necessary, oversees legal and regulatory risks.

Nexstar Media Group, Inc.	19	2024 Proxy Statement

Corporate Governance

Environmental, Social, and Governance Principles and Actions

Our Board of Directors, through its Committees, evaluates and oversees risk areas related to ESG. This includes oversight of the Company’s overall ESG reporting, and the development of policies and programs to achieve short-term and long-term ESG objectives.

We seek to enhance the Company’s efforts on environmental, social and governance issues in a manner that is consistent with our commitment to ensuring long-term sustainable stockholder value and delivering exceptional service to our communities.

Our core beliefs and the internal policies and procedures we have put in place over many years provide the framework for our continuing efforts to align the company with sound ESG practices. We are mindful of our ESG priorities and recognize that pursuing alignment with our ESG principles is an ongoing process.

The following are the summary of our key ESG and selected highlights:

	Environmental	Social	Governance
Key Principles:	• Limit our impact on the environment	• Fact-based, unbiased journalism • Community involvement • Diversity, equity and inclusion	• Maximize stockholder value • Provide opportunities for stockholders to make their opinions known • Diversity, equity and inclusion
Selected Highlights:
•
We believe the core business of television broadcasting already has a minimal impact on the environment
•
Ongoing process of collecting data to measure our environmental impact
•
Plan to comply with SEC reporting requirements to enhance and standardize climate-related disclosures

•
Validated, unbiased content at local level, NewsNation and The Hill by third party watchdog groups
•
Community involvement by each of our stations
•
Focus on treating employees fairly and ethically, and fostering positive work environments
•
Dedicated diversity, equity and inclusion programs, hiring practices and mentorships

•
Single class of stock (unlike many public media companies)
•
Almost entirely independent Board of Directors (90% are independent)
•
Annual elections for every director
•
Policy to separate chair and CEO when Perry Sook leaves the Company and the Board
•
Improving Board diversity (e.g. 20% of directors are women, and 20% are ethnically diverse) with ongoing search to replace Martin Pompadur
•
Active and accessible investor relations function with annual stockholder outreach

Nexstar Media Group, Inc.	20	2024 Proxy Statement

Corporate Governance

Environmental

We endeavor to limit our impact on the environment. We monitor and, as applicable, prepare for relevant regulatory developments, such as the climate-related disclosure rules adopted by the SEC on March 6, 2024 and the California climate-related disclosure laws enacted in 2023. We believe our carbon footprint is small.

Nexstar regularly looks for ways to reduce its overall carbon footprint and mitigate its impact on the environment, including:

•
Replacing tube-based transmission equipment with more efficient solid-state equipment consuming less power,
•
Replacing studio lighting at our television stations with more efficient, energy-saving LED lighting,
•
Disposing of fluorescent lighting in an environmentally-friendly fashion,
•
Implementing a companywide e-waste recycling program, and
•
Producing environment-focused special content and programming.

Social

We are committed to treating employees fairly and promoting a positive work environment. We are also committed to diversity, equity, and inclusion across the workforce.

Human Capital

Compensation and Employee Benefits

We believe our employee wages are competitive and consistent with employee positions, experience, knowledge and location. Annual wage increases and incentive payments are based on merit and are communicated to employees as a part of the annual review process.

We offer our employees a broad range of company-paid benefits which we believe are competitive with others in our industry, including (i) medical, behavioral health, dental and vision insurance, (ii) paid sick leave and vacation, (iii) 401(k) plan and company match, (iv) paid holidays, (v) paid parental leave, (vi) short-term disability and supplemental long-term disability insurance, (vii) basic and supplemental term life and accidental death and dismemberment insurance, (viii) an employee assistance program that provides employees with access to mental health counseling, child and elder care referrals, legal/financial consultation, among other services, and (ix) other optional benefits including accident, critical illness, hospital indemnity, ID shield, legal shield.

Career Development

With markets ranging from small to large to national, we offer a broad range of opportunities for every level, including for those who are just starting their broadcasting career or are ready to move to a larger market or onto the national stage. Our market diversity allows us to give our employees room to grow and progress in their careers. Our management team supports a culture of developing future leaders from our existing workforce, enabling us to promote from within for many leadership positions. As of December 31, 2023, our annual voluntary retention rate for employees was approximately 82%.

Nexstar Media Group, Inc.	21	2024 Proxy Statement

Corporate Governance

Training and Mentorship

We are committed to developing the talents of our employees and provide our employees workplace training. Our catalog of courses includes harassment prevention, diversity/equity/inclusion, ethics, managing bias, supervisor/manager skills, and health-related safety. In addition, we have a mentorship program that matches mentors and mentees across the company and provides the pairs with a 12-topic curriculum covering skills such as communications, networking, work/life balance, and goal setting. Selected Nexstar employees also participate in annual training to ensure understanding of antitrust laws and how they apply to Nexstar and media sales training program provided by The Center for Sales Strategy, a third-party vendor.

Safety and Wellbeing

We are committed to providing a safe and healthy workplace for our employees. All employees are required to comply with our safety rules and are expected to actively contribute to making our company a safer place to work. Employees must immediately report accidents, injuries, and unsafe equipment, practices or conditions to a supervisor or other designated person. Threats or acts of violence or physical intimidation are prohibited and subject to disciplinary action up to and including termination of employment. The Company has long-standing policies designed to ensure safety in the workplace, and we require all employees to biannually participate anti-harassment, diversity, and bias training beyond that which is mandated by law.

Our Employee Assistance Fund (EAF) is a way for Nexstar employees to help their colleagues in times of need. The EAF is entirely employee-funded, and intended for use by employees who are experiencing a financial setback due to, for example, natural disaster such as hurricanes or wildfires, or health emergencies, or domestic abuse.

Diversity, Equity and Inclusion (“DEI”)

We are committed to diversity, equity and inclusion across our workforce at all levels. We have dedicated DEI programs, hiring practices and mentorship opportunities which we continue to work to extend across our entire workforce. We believe a diverse workforce fosters innovation and cultivates an environment of unique perspectives. We encourage a culture of diversity and inclusion so our employees feel respected and do not feel discriminated against. Nexstar believes that diversity, equity and inclusion in the workplace is an ongoing issue in need of constant attention and improvement, and that a diverse and welcoming culture is essential to achieving success.

Oversight and Accountability

While all Nexstar employees have a role to play in fostering diversity, equity and inclusion within the workforce, Nexstar’s Chief Diversity Officer helps ensure accountability in achieving our related goals. Annual performance reviews include an assessment of how well our television station general managers and business unit leaders meet certain diversity objectives. A portion of our general managers’ bonuses is tied to achieving such objectives in their markets and/or business units. Nexstar’s Diversity, Equity, and Inclusion Council (The DE&I Council), comprised of ten members, including employees of varying levels of responsibility, helps oversee the company’s diversity efforts, solicit employee feedback, and advise its leadership team about ways to support diversity in the workplace.

Recruiting

We work with a number of diversity-focused broadcasting professional organization to help access talent pools with diverse backgrounds and experiences. These organizations include, among others: The Asian American Journalism Association, T. Howard Foundation, The National Association of Black Journalists, The National Association of Hispanic Journalists, The NLGJA: The Association of LGBTQ Journalists.

Nexstar Media Group, Inc.	22	2024 Proxy Statement

Corporate Governance

Employee Resource Groups

Nexstar has established several Employee Resource Groups (Ladies of Nexstar, African American Trailblazers, Pride Nation, Veterans Network, Asian Alliance, Lideres de Nexstar) designed to bring together employees of similar cultures, backgrounds, and interests, and others who wish to support them.

2023 Nexstar Employee Composition by Ethnicity and Gender

The table below reflects the demographics of the most recent census of 13,294 total employees, including 2,851 management employees as of December 31, 2023, in comparison to national averages sourced from the 2020 United States Census Bureau population. As of December 31, 2023, approximately 41% and 39% of our employees and our management (as defined in our EEO-1 report, managers and above), respectively, were women; and in the U.S., approximately 26% and 18% of our employees and our management, respectively, were racially/ethnically diverse.

	Managers and Above	All Employees	National Average
Ethnicity:
White or Caucasian	74.8%	68.2%	60.1%

African American	7.4%	11.0%	12.2%
Hispanic	6.0%	9.4%	18.2%
Asian	2.8%	2.7%	5.6%
Middle Eastern or North African	0.0%	0.1%	N/A
American Indian	0.3%	0.4%	0.6%
Pacific Islander	0.4%	0.4%	0.2%
Two or More	1.3%	2.1%	2.8%
Racially/Ethnically Diverse	18.2%	26.1%	39.6%

Undisclosed/Unknown	7.0%	5.7%	0.3%
	100.0%	100.0%	100.0%
Gender:
Male	61.1%	58.6%	49.2%
Female	38.8%	41.1%	50.8%
Wish to decline	0.1%	0.3%	—
	100.0%	100.0%	100.0%

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Corporate Governance

Product

Journalistic Integrity

We are committed to producing local and national news content that is fact-based, unbiased, and meets the highest standards of journalistic integrity. In 2023, Nexstar received more than 500 awards for outstanding journalism and continued to be recognized for it’s journalistic integrity, both locally and nationally. These awards include:

Data Privacy and Security

We respect our audience and customers by utilizing what we consider to be industry best practices to protect consumer privacy and personally identifiable information. We are focused on the safety and security of our own and our customer and consumer data. We do not sell first-party collected data to third parties.

Linear Operations

We believe there is minimal consumer risk, as our broadcast television advertising does not involve direct collection of Personally Identifiable Information.

Digital Operations

We provide our consumers and advertising clients with transparency and control over their data. Our privacy policy includes specific detail on how we collect, share and use customer data. Our privacy policy can be found on our website: https://www.nexstar.tv/privacy-policy/. The information contained on or accessible through our website does not constitute a part of and is not incorporated by reference into this Proxy Statement.

Cybersecurity

We recognize the importance of maintaining the confidence and trust of our customers, suppliers, employees, audience, and communities by maintaining our data and information security. Our day-to-day cybersecurity efforts are led operationally by our Chief Technology and Digital Officer and Senior Vice President, Technology who have over 10 and 25 years, respectively, of networking and information technology management or executive experience, and oversee a team of in-house cybersecurity specialists. Our Cybersecurity Committee, comprised of representatives from key management groups including accounting, finance, legal, internal audit, and information technology, also supports our cybersecurity efforts. As part of its role as independent oversight of the key risks facing Nexstar, the Board itself and through its Audit Committee devotes regular and thorough attention to our cybersecurity risk.

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Corporate Governance

Community Involvement

We embrace the communities in which we operate and pride ourselves on our service with non-profit organizations, charitable sponsorships and donations, and outreach to those in need.

On a company-wide basis, we engage in a variety of community initiatives each year, including:

•
Founder’s Day of Caring: Nexstar’s Founder’s Day of Caring occurs each year in June. Staff members across the company receive paid time-off for volunteer work in their communities. The choice of which organizations to support is made at the local level, and covers a wide range of charities and social service agencies. In 2023, 5,700 Nexstar employees across the company volunteered more than 17,500 hours of services at 240 charitable organizations.
•
Feeding America: 2023 marked the final year of Nexstar’s multi-year partnership with Feeding America®, the nation’s largest domestic hunger relief organization. Over four years, Nexstar donated more than $2 million in television airtime and financial support to the organization.
•
Remarkable Women: Nexstar’s “Remarkable Women” initiative celebrates local women who inspire, lead, and pave the way for other women to succeed. Each year’s winner is selected from a pool of nominees from across each of Nexstar’s and its partners’ 117 markets. The winner is announced during a special program airing on NewsNation and awarded $10,000 to contribute to the charitable organization(s) of her choice.
•
Project Roadblock: Each year, Nexstar’s television stations participate in “Project Roadblock,” a national multiplatform program aimed at preventing drunk driving. Sponsored by the Television Advertising Bureau, The NTHSA, and The Ad Council, Nexstar TV stations donate airtime and news coverage to the issue.
•
Red Cross: Our TV stations partner with the Red Cross during times of crisis to assist victims affected by natural disasters in the communities we serve. In 2023, Nexstar’s TV stations helped raise more than $1.1 million for the Red Cross.
•
Nexstar Charitable Foundation: The Nexstar Media Charitable Foundation awards approximately $350,000 in grants each year to charitable and non-profit organizations serving the communities in which we operate.

In addition to our companywide community initiatives across our more than 200 owned or partner stations in 117 markets, Nexstar is actively involved in more than 1,775 community outreach initiatives each year. Nexstar and its partner stations work with local community groups to increase awareness, raise money and otherwise assist these local groups with their missions. Stations run promotions and air content related to the initiative and station employees participate in local events.

Code of Ethics and Anti-Corruption Policy

The Board of Directors adopted a Code of Ethics that applies to our executive officers and directors, and persons performing similar functions. The Code of Ethics promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, promotes full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Nexstar, and promotes compliance with all applicable rules and regulations by its officers and directors. The Code of Ethics was filed as an exhibit to Nexstar’s Annual Report for the year ended December 31, 2003, on Form 10-K filed with the SEC on March 31, 2004, which is incorporated by reference into Nexstar’s Annual Report for the year ended December 31, 2023 on Form 10-K filed with the SEC on February 28, 2024. Our Anti-Corruption Policy supplements our Code of Ethics and provides detailed guidance to our employees on prohibited actions under anti-bribery and anti-corruption laws.

Nexstar Media Group, Inc.	25	2024 Proxy Statement

Corporate Governance

Compensation Committee Interlocks and Insider Participation

Bernadette S. Aulestia, Jay M. Grossman and Tony Wells served on the Compensation Committee during 2023. None of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Policy on Insider Trading

Our insider trading policy, among other things, prohibits directors, officers and employees from trading or causing trading in the Company’s securities while in possession of material non-public information, subject to limited exceptions. The policy prohibits directors, executive officers, employees in the accounting and finance departments with a title of at least vice president, employees that assist with the preparation of earnings releases, and members of the Disclosure Committee (collectively, “Covered Persons”) and their spouse and minor children, other persons living in their household and entities over which they exercise control from engaging in the following transactions: (i) the sale of any Company securities of the same class for at least six months after the purchase of such securities, (ii) short selling the Company’s securities, (iii) buying or selling puts or calls or other derivative securities on the Company’s securities, (iv) holding Company securities in margin accounts or pledging Company securities as collateral for a loan and (v) hedging or monetization transactions or similar arrangements with respect to Company securities, in each case, without prior consent of the Company’s General Counsel or Chief Financial Officer. There are no hedging transactions that are specifically permitted.

Stock Ownership Guidelines

We have stock ownership guidelines for non-employee directors, Named Executive Officers and all other senior executives. The stock ownership guidelines were established to promote a long-term perspective in managing the Company, and to help align the interests of our stockholders, executives and directors.

The policy requires:

•
our Chief Executive Officer to own a sufficient amount of the Company’s common stock such that its value is 10 times the annual base salary,
•
each of our other Named Executive Officers and other senior executives to own a sufficient amount of the Company’s common stock such that its value is two times of each of their annual base salary, and
•
each of our non-employee directors to own a sufficient amount of the Company’s common stock such that its value is three times of each of their annual base retainer.

Because share prices fluctuate over time, the covered person’s salary or retainer will be divided by the highest share price over the prior 24-month period. Performance-based and time-based restricted stock units (whether vested or unvested) are counted for purposes of meeting the ownership guidelines. Stock options (whether vested or not) are not counted in the ownership calculation. The initial evaluation of compliance is the first January after such officer or director has been an officer or director for five (5) years. Thereafter, the compliance is evaluated once per year for shares owned as of December 31 of the preceding year. We conducted an evaluation of shares owned as of December 31, 2023 by officers and directors who served more than five (5) years. All applicable directors and officers were in compliance with the stock ownership guidelines.

Nexstar Media Group, Inc.	26	2024 Proxy Statement

Corporate Governance

Clawback Policy

In October 2023, the Board approved Nexstar’s Clawback Policy which provides for the recoupment of certain incentive-based compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws (the “Clawback Policy”).

The Clawback Policy requires covered executives to reimburse the Company, or forfeit, any excess incentive-based compensation “received” by such covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement. The amount subject to recovery is the excess of the incentive-based compensation received (i.e. any cash or equity compensation that is granted, earned or vested) based wholly or in part on the misstated financial reporting measure that results in the accounting restatement over the incentive-based compensation that would have been received had it been based on the restated results and must be computed without regard to any taxes paid. The Clawback Policy applies to all current and former executive officers of the Company and such other senior executives or employees who may be subject to this Clawback Policy. The Clawback Policy will only apply to incentive-based compensation received on or after October 2, 2023, the effective date of Rule 5608 of the NASDAQ Rulebook. For more information, you can find a copy of our Clawback Policy filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Nexstar Media Group, Inc.	27	2024 Proxy Statement

COMPENSATION OF DIRECTORS

Overview of Compensation and Procedures

Nexstar employees do not receive additional compensation for their services as directors. Accordingly, Mr. Sook serves on the Board of Directors without additional compensation. In January 2023, the Board of Directors adopted an increase in non-employee director’s annual cash compensation from $90,000 to $100,000 based on annual compensation review performed by our compensation consultant. Each non-employee director also received cash compensation of $15,000, $10,000 or $10,000 for service in the Audit, Compensation or Nominating and Corporate Governance Committee, respectively. The Audit, Compensation and Nominating and Corporate Governance Committee Chairpersons received additional cash compensation of $12,500, $10,000 and $7,500, respectively. In 2023, each of our non-employee directors also received a retainer in the form of 750 restricted stock units as described in the tables below. Non-employee directors do not receive payments for their attendance at Board or Committee meetings. However, we continue to reimburse our directors for business related travel expenses.

2023 DIRECTOR COMPENSATION TABLE

The following table sets forth information concerning compensation to each of our independent directors during the year ended December 31, 2023:

	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Geoff Armstrong	$127,500	$120,584	$248,084
Bernadette S. Aulestia	110,000	120,584	230,584
Dennis J. FitzSimons	115,000	120,584	235,584
Jay M. Grossman	120,000	120,584	240,584
C. Thomas McMillen	110,000	120,584	230,584
Lisbeth McNabb	115,000	120,584	235,584
John R. Muse	110,000	120,584	230,584
I. Martin Pompadur	117,500	120,584	238,084
Tony Wells(2)	55,000	128,579	183,579

(1)
Represents the grant date fair value of 750 time-based restricted stock units (RSUs) awarded to each director in 2023 computed in accordance with FASB Accounting Standards Codification Topic 718. See the Notes to the Company’s Consolidated Financial Statements in our 2023 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation of these awards.
(2)
In 2023, fees earned or paid in cash includes retainer from appointment date of July 26, 2023 through December 31, 2023.

Nexstar Media Group, Inc.	28	2024 Proxy Statement

Compensation of Directors

The aggregate option awards outstanding and unvested stock awards for each director as of December 31, 2023 were as follows (in shares):

	Option Awards Outstanding(1)		Unvested
	Vested	Unvested	Stock Awards
Geoff Armstrong	—	—	1,375	(2)(3)
Bernadette S. Aulestia	—	—	750	(2)
Dennis J. FitzSimons	—	—	1,375	(2)(3)
Jay M. Grossman	—	—	1,375	(2)(3)
C. Thomas McMillen	10,000	—	1,375	(2)(3)
Lisbeth McNabb	—	—	1,375	(2)(3)
John R. Muse	—	—	1,375	(2)(3)
I. Martin Pompadur	—	—	1,375	(2)(3)
Tony Wells	—	—	750	(4)

(1)
The outstanding stock options are fully vested and will expire on July 1, 2024 (ten years from the original date of grant).
(2)
750 RSUs were granted on June 14, 2023 which will vest in full on June 9, 2024.
(3)
625 RSUs pertains to the fourth and final tranche of the stock awards granted on April 10, 2020. These RSUs vested on April 10, 2024.
(4)
750 RSUs were granted on August 8, 2023 which will vest in full on August 8, 2024.

Nexstar Media Group, Inc.	29	2024 Proxy Statement

EXECUTIVE OFFICERS

The current executive officers of the Company are:

Name	Age	Nexstar Position
Perry A. Sook	66	Chairman and Chief Executive Officer
Michael Biard(1)	55	President and Chief Operating Officer
Lee Ann Gliha	49	Executive Vice President and Chief Financial Officer
Andrew Alford	62	President, Broadcasting
Sean Compton	50	President, Networks
Dana Zimmer	54	President, Distribution and Strategy
Brett Jenkins	53	Executive Vice President and Chief Technology and Digital Officer
Rachel Morgan	52	Executive Vice President and General Counsel
Blake Russell	53	Executive Vice President, Operations
Michael Strober(2)	55	Executive Vice President and Chief Revenue Officer
Gary Weitman	67	Executive Vice President and Chief Communications Officer

(1)
Mr. Biard assumed the position of President and Chief Operating Officer effective August 21, 2023 from Thomas Carter who resigned from his position as President and Chief Operating Officer effective August 21, 2023 and retired on December 31, 2023.
(2)
Effective on January 2, 2023, Michael Strober was appointed Executive Vice President Chief Revenue Officer to oversee Nexstar’s national advertising sales.

Perry A. Sook — Biographical information for Mr. Sook can be found under “Proposal 1—Election of Directors.”

Michael Biard was appointed President and Chief Operating Officer in August 2023. Mr. Biard is responsible for oversight of divisional operations, long-term strategy, and various corporate and administrative functions, including broadcasting, networks, distribution, and advertising sales. Prior to joining Nexstar, Mr. Biard served as President, Operations and Distribution for Fox Corporation, overseeing Fox’s studio operations and corporate real estate; serving as a member of the senior team responsible for sports rights strategy and acquisition; and leading multi-platform content distribution, including distribution strategy, affiliate marketing and affiliate-related business affairs and operations for all of its media brands from November 2018 to August 2023. From November 2013 to October 2018, Mr. Biard served as President, Distribution for Fox Networks Group, a division of 21st Century Fox.

Lee Ann Gliha was appointed Executive Vice President and Chief Financial Officer in August 2021. Ms. Gliha oversees all financial aspects of the Company’s business, including internal and external financial reporting, internal audit, investor relations, and treasury and capital markets functions, and has a prominent role in strategic planning, business development, and mergers and acquisitions. From April 2016 to July 2021, Ms. Gliha served as a Managing Director at Jefferies LLC (“Jefferies”). Prior to joining Jefferies, Ms. Gliha worked as an investment banker at Houlihan Lokey focused on the media and out-of-home entertainment sectors from 2008 to 2016 most recently as Managing Director. Before joining Houlihan Lokey, Ms. Gliha held a variety of positions of increasing responsibility in the banking and finance industry at companies such as UBS Investment Bank and Banc of America Securities. She also previously worked at Live Nation, Inc., where she served as Executive Vice President of Corporate Finance from 2006 to 2008 and was responsible for the company’s mergers and acquisitions, financing, and investor relations functions. Ms. Gliha is a member of the Board of Directors of the National Hot Rod Association.

Nexstar Media Group, Inc.	30	2024 Proxy Statement

Executive Officers

Andrew Alford was appointed President, Broadcasting in June 2021. He is responsible for the Company’s local television and digital operations including content and sales. Previously, Mr. Alford had served as a Senior Vice President and Regional Manager at Nexstar since August of 2017. Prior to that, Mr. Alford was Vice President and General Manager of WFLA-TV and WTTA-TV, Tampa’s NBC and MyNet affiliates and held that position since 2014. Before moving to Tampa, he served as Vice President of Sales for Media General, Vice President and General Manager of WTEN-TV, an ABC affiliate, in Albany, NY and WXXA-TV, a Fox affiliate, under a shared services and joint sales agreement. Prior to Albany, Mr. Alford spent a total of seven years at WGCL-TV in Atlanta, most recently as Vice President and General Manager. He has also served in broadcast management roles in the Orlando, FL, Syracuse, NY and Rochester, NY markets.

Sean Compton was appointed President, Networks in November 2020. He is responsible for the long-term strategy and day-to-day operations of The CW Network, NewsNation, Antenna TV, REWIND TV, Nexstar programming acquisitions, The Hill and WGN Radio. Prior to joining Nexstar, Mr. Compton was President of Strategic Programming and Acquisitions for Tribune Company from 2008 to 2019 where he oversaw programming for 42 Tribune television stations and nationally distributed digital network Antenna TV. He also spent 16 years in radio at Clear Channel Radio & Premiere Radio Networks of which, he served as Vice President of programming for 10 years before joining Tribune.

Dana Zimmer was appointed President, Distribution and Strategy in October 2021. She oversees all distribution for the Company’s broadcast and television content portfolio to the cable, satellite, telco and digital media industries and network affiliation agreement with third-party partners, including CBS, Fox, NBC and ABC. Prior to joining Nexstar, Ms. Zimmer was President of Distribution and Marketing for Tribune Media Company from 2013 to 2019 where she served a similar role. She was a former Executive Vice President of TV Networks Distribution for NBCUniversal from 2011 to 2013. Ms. Zimmer also served as Executive Vice President, Affiliate Sales and Marketing for Comcast Networks from 2005 through January 2011. Prior to joining Comcast, Ms. Zimmer played an integral role on the launch teams that spearheaded successful distribution efforts of YES Network and SportsNet New York. Ms. Zimmer also worked in affiliate sales for Fox Cable Networks and Discovery Communications.

Brett Jenkins was appointed Executive Vice President and Chief Technology and Digital Officer in April 2023. Mr. Jenkins is responsible for the Company’s technology, data and digital operations as well as the development and deployment of ATSC 3.0. Prior to that, he served as Nexstar’s Chief Technology Officer from 2017 to 2023. From 2014 to 2017, Mr. Jenkins served as Vice President and Chief Technology Officer at Media General, overseeing the company’s information technology and engineering functions. Prior to Media General, he was Vice President Chief Technology Officer of LIN Media from 2011 to 2014. He also held technology positions at ION Media Networks and executive positions for Thales Broadcast & Multimedia and Thomson. Mr. Jenkins currently serves on the Board of the Advanced Television Systems Committee (ATSC), an international, non-profit organization that develops standards for digital television.

Rachel Morgan was appointed Executive Vice President and General Counsel in June 2022. Ms. Morgan is responsible for the management of Nexstar’s legal affairs including overseeing the Company’s business transactions, regulatory filings, privacy and data security-related legal concerns, labor and employment issues, as well as intellectual property, and litigation matters. She also serves on the Nexstar Media Charitable Foundation Board. Prior to joining Nexstar, Ms. Morgan served as Vice President and Associate General Counsel for AT&T Services, Inc. Between 2012 and 2022, Ms. Morgan served in a variety of roles of increasing responsibility in the corporate legal department of AT&T. Before joining AT&T, Ms. Morgan spent almost fifteen years in private practice at two international law firms. Ms. Morgan is a member of The Dallas Bar Association’s Community Service Fund Board of Directors.

Nexstar Media Group, Inc.	31	2024 Proxy Statement

Executive Officers

Blake Russell was appointed Executive Vice President, Operations in February 2018. Mr. Russell is responsible for the Company’s technical and physical operations, including capital deployment. Prior to that, he served as Nexstar’s Senior Vice President, Station Operations from November 2008 to January 2018 and has served as Nexstar’s Vice President Marketing and Operations from October 2007 to October 2008. Before that, Mr. Russell served as Vice President and General Manager at KNWA (NBC) and KFTA (FOX) stations in Ft. Smith/Fayetteville, Arkansas from January 2004 to September 2007 and as Nexstar’s Director of Marketing/Operations at KTAL (NBC) station in Shreveport, Louisiana from 2000 to 2003.

Michael Strober joined Nexstar as Executive Vice President and Chief Revenue Officer in January 2023. Mr. Strober is responsible for leading Nexstar’s national advertising sales organization across its linear and digital platforms. From 2019 until 2023, he served as founder and president of Topwater Advisory Group (private), a strategic consultancy focused on digital transformation for several of the industry’s top media and advertising technology companies. From 2016 to 2019, Mr. Strober served as Executive Vice President, Client Strategy & Ad Innovation for Turner and was co-head of Turner Ignite, the company’s portfolio solutions division.

Gary Weitman was appointed Executive Vice President and Chief Communications Officer in September 2019. Mr. Weitman is responsible for all of the Company’s internal and external communications. He also serves as the Chief Operating Officer for the Nexstar Media Charitable Foundation. Prior to this, Mr. Weitman was a Senior Vice President, Corporate Relations at Tribune Media Company from 2008 to 2019 and was Vice President, Corporate Communications from 2000 to 2008. Prior to his work with Tribune, Mr. Weitman was Executive Director, Corporate Communications at Allied Riser Communications Corp., Senior Vice President, Media Relations at Hill and Knowlton, Inc., and earlier in his career, Mr. Weitman spent 15 years in broadcast journalism, holding positions of increasing responsibility at the CBS- and FOX-owned television stations in Chicago, IL.

Nexstar Media Group, Inc.	32	2024 Proxy Statement

BENEFICIAL OWNERSHIP OF NEXSTAR COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of Nexstar’s Common Stock as of April 22, 2024 (or otherwise denoted in footnote below) by (i) those persons known to Nexstar to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of Nexstar, (ii) each director of Nexstar, (iii) our Named Executive Officers listed in the Summary Compensation Table and (iv) all directors and executive officers of Nexstar as a group. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire 60 days after April 22, 2024 through the exercise of any stock option or other right. This information has been furnished by the persons named in the table below or in filings made with the SEC. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included. As of April 22, 2024, there were no shares issued and outstanding of Nexstar’s Preferred Stock. Unless otherwise indicated, a person’s address is c/o Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, Texas 75062. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

BENEFICIAL OWNERSHIP TABLE

	Common Stock
Name of Beneficial Owner	Number of Shares	Percentage
Beneficial Owners of More Than 5%:
Vanguard Group, Inc.(1)	3,370,415	10.2%
BlackRock, Inc.(2)	2,983,603	9.1%
Perry A. Sook(3)	1,812,744	5.5%
Current Directors:
Perry A. Sook(3)	1,812,744	5.5%
Geoff Armstrong(4)	12,755	*
Bernadette S. Aulestia(5)	2,500	*
Jay M. Grossman(6)	64,625	*
John R. Muse(7)	28,728	*
I. Martin Pompadur(8)	17,500	*
Dennis J. FitzSimons(9)	13,402	*
C. Thomas McMillen(10)	13,400	*
Lisbeth McNabb(11)	6,627	*
Tony Wells	—	*
Current Named Executive Officers:
Michael Biard	—	*
Lee Ann Gliha(12)	7,644	*
Dana Zimmer(13)	9,577	*
Michael Strober(14)	1,076	*
All current directors and executive officers as a group (20 persons)(15)	2,101,170	6.3%

Nexstar Media Group, Inc.	33	2024 Proxy Statement

Beneficial Ownership of Nexstar Common Stock

(1)
Based on the Schedule 13G/A filed with the SEC by Vanguard Group, Inc. on April 10, 2024 (reporting beneficial ownership as of March 28, 2024), (a) Vanguard Group, Inc. has the shared voting power with respect to 15,283 shares, the sole dispositive power with respect to 3,319,543 shares and the shared dispositive power with respect to 50,872 shares and (b) the address of Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355.
(2)
Based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 25, 2024 (reporting beneficial ownership as of December 31, 2023), (a) BlackRock, Inc. has the sole voting power with respect to 2,849,115 shares and sole dispositive power with respect to 2,983,603 shares and (b) the address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)
Includes (i) 975,956 shares of common stock owned by PS Sook Ltd., of which Mr. Sook and his spouse are the beneficial owners, (ii) 636,788 shares of common stock that are directly owned by Mr. Sook, and (iii) 200,000 shares underlying options that are exercisable within 60 days of April 22, 2024.
(4)
Includes 12,005 shares of common stock directly owned by Mr. Armstrong and 750 shares underlying restricted stock units that will vest within 60 days of April 22, 2024.
(5)
Includes 1,750 shares of common stock directly owned by Ms. Aulestia and 750 shares underlying restricted stock units that will vest within 60 days of April 22, 2024.
(6)
Includes 63,875 shares of common stock directly owned by Mr. Grossman and 750 shares underlying restricted stock units that will vest within 60 days of April 22, 2024.
(7)
Includes 27,978 shares of common stock directly owned by Mr. Muse and 750 shares underlying restricted stock units that vested or will vest within 60 days of April 22, 2024.
(8)
Includes 16,750 shares of common stock directly owned by Mr. Pompadur and 750 shares underlying restricted stock units that will vest within 60 days of April 22, 2024.
(9)
Includes 12,652 shares of common stock directly owned by Mr. FitzSimons and 750 shares underlying restricted stock units that will vest within 60 days of April 22, 2024.
(10)
Includes 5,150 shares of common stock directly owned by Mr. McMillen, 7,500 shares underlying options that are exercisable within 60 days of April 22, 2024 and 750 shares underlying restricted stock units that will vest within 60 days of April 22, 2024.
(11)
Includes 5,877 shares of common stock directly owned by Ms. McNabb and 750 shares underlying restricted stock units that will vest within 60 days of April 22, 2024.
(12)
Includes 4,476 shares of common stock directly owned by Ms. Gliha as of April 22, 2024 and 3,188 shares underlying restricted stock units that will vest within 60 days of April 22, 2024.
(13)
Includes 3,325 shares of common stock directly owned by Ms. Zimmer and 6,252 shares underlying restricted stock units that will vest within 60 days of April 22, 2024.
(14)
Includes 1,076 shares of common stock directly owned by Mr. Strober.
(15)
Includes with respect to all current directors and executive officers as a group 1,851,289 shares of common stock that may be deemed beneficially owned directly or indirectly, 207,500 shares underlying options that are exercisable within 60 days of April 22, 2024 and 42,381 shares underlying restricted stock units that will vest within 60 days of April 22, 2024.

Nexstar Media Group, Inc.	34	2024 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors establishes compensation policies for the directors and executive officers of Nexstar Media Group, Inc. (the “Company”), approves employment agreements with executive officers of the Company, administers the Company’s equity incentive plans and approves grants under such equity incentive plans and makes recommendations regarding any other incentive compensation.

In performing its oversight responsibilities of the design and functioning of the Company’s executive and director compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2023 with the management of the Company. Based on this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting of Stockholders.

Respectfully submitted,

Jay M. Grossman, Chair
Bernadette S. Aulestia
Tony Wells

Nexstar Media Group, Inc.	35	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2023 EXECUTIVE COMPENSATION OVERVIEW

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our principal executive officer, principal financial officer, four other most highly compensated executive officers during 2023, and our President and Chief Operating Officer (collectively, our “Named Executed Officers” or “NEOs”). This section also describes the objectives, principles and policies underlying our executive compensation program for our Named Executive Officers, the compensation decisions we have made under that program, and the factors considered in making those decisions. Our Named Executive Officers for 2023 are:

Name	Title
Perry A. Sook	Chairman and Chief Executive Officer
Michael Biard(1)	President and Chief Operating Officer
Lee Ann Gliha	Executive Vice President and Chief Financial Officer
Dana Zimmer	President, Distribution and Strategy
Michael Strober	Executive Vice President and Chief Revenue Officer
(1)
Mr. Biard commenced employment on August 21, 2023.

2023 and Long-Term Performance

Fiscal 2023 was again a record year for Nexstar despite an absence of significant political advertising revenue. Our portfolio of local and national media assets provides nationwide reach on par with other broadcast networks and local activation at a greater scale than any other broadcast network owner, creating a differentiated and attractive value proposition for advertisers, brands and content owners in an increasingly fragmented marketplace. We are focused on the continued expansion of our capabilities and leveraging our linear, digital, mobile and streaming assets in new ways to deliver new levels of monetization, growth and stockholder returns. We anticipate that 2024 revenues will benefit from the 2023 renegotiation of our distribution contracts representing more than half of our subscribers, and that 2024 revenues will benefit from presidential election year political advertising. We continue to adapt and focus on pursuing and achieving our operational objectives and building long-term value for our stockholders while also keeping our employees and operations safe with strong protocols.

During 2023, we delivered strong results across key financial performance metrics and achieved strategic operating goals, as follows:

•
Generated consolidated net revenue of $4.9 billion, income from operations of $708 million and net income of $270 million in 2023.
•
Returned approximately $796 million of capital to shareholders through repurchases of common stock of $605 million and dividends of $191 million, funded by cash on hand, supporting our commitment to the enhancement of shareholder value.
•
Successfully renewed distribution agreements representing more than 40% of our subscriber base on terms favorable to the Company, positioning Nexstar to deliver further annual distribution revenue growth.
•
Renewed and extended multi-year affiliation agreements with the Fox Network, MyNetworkTV and The CW Network.
•
Expanded and extended CW Network affiliation agreements with several broadcast affiliate partners.
•
Secured or extended exclusive broadcast rights for The CW Network to WWE NXT, LIV Golf, Atlantic Coast Conference college football and basketball games, and NASCAR Xfinity Series.
•
NewsNation marked a major cable news milestone by offering news programming twenty-four hours per day, five days a week and remaining America’s fastest growing cable news network in primetime.

Nexstar Media Group, Inc.	36	2024 Proxy Statement

Compensation Discussion and Analysis

•
Completed first upfront as a consolidated entity for all Nexstar national properties including NewsNation, The CW, Antenna TV, and The Hill adding 47 new advertisers across these platforms.
•
Led the industry in deployment of ATSC 3.0, or NextGen TV, with more than 58 million U.S. television households now receiving a NextGen TV signal from a Nexstar-owned or partner station.
•
Completed the acquisitions of KUSI-TV, an independent station and local news powerhouse in San Diego, CA, the nation’s 30th-largest television market, and WSNN-LD, a MyNetworkTV affiliated low power television station serving the Tampa, FL market.

Stockholder Say on Pay Vote

At our annual meeting of stockholders in June 2023, our stockholders were asked to cast a non-binding advisory vote to approve our Named Executive Officers’ compensation for the year 2022 (“say-on-pay”). Approximately 68% of the votes cast by our stockholders were in support of the compensation of our Named Executive Officers.

To ensure the continued support by our stockholders with respect to compensation of our Named Executive Officers, in the first quarter of 2024, we conducted stockholder outreach to solicit feedback. Senior management and the Compensation Committee have reviewed the feedback and will consider the suggestions in connection with future compensation decisions. For more information see – “2024 Stockholder Outreach” above.

Stockholder Say on Pay Frequency Vote

Pursuant to the result of our annual meeting of stockholders in June 2023 related to “Say-on-Frequency Proposal”, our stockholders will continue to cast a non-binding advisory vote to approve the compensation of our Named Executive Officers at a frequency of once every year.

Actions Following Past Stockholder Votes on Named Executive Officer Compensation and Past Stockholder Outreach

Selected Actions:

•
No long-term entitlements to salary increases or specified amounts of variable compensation. In response to stockholder feedback, the Compensation Committee no longer provides our Named Executive Officers employment agreements with contractual entitlements to annual salary increases or specific guaranteed payments of any element of variable compensation for multiple years of a contractual period. As of December 31, 2023, all guaranteed increases to NEO base salary have been phased out as each NEO employment agreement has been renewed and amended to instead provide for discretionary annual increases (refer to “Employment Agreements” section below).
•
Use of performance-based stock awards. In 2023, 50% of the stock awards made to our CEO and three other Named Executive Officers were performance-based. The remaining three other Named Executive Officers received a larger proportion of time-based RSUs as such awards were reflective of either onboarding stock awards upon commencement of employment or additional stock awards in connection with an extension of employment (refer to “Stock-Based Long-Term Incentive Compensation” below for additional information). In 2023, the Company also expanded its performance-based stock awards to include non-NEO members of executive management. In 2022 and 2021, our Named Executive Officers who received stock awards were granted with at least 50% performance-based awards.
•
Inclusion of management employees and non-employee directors in equity awards. From 2021 to 2023, [•]% of the equity awards granted were to non-employee directors and management employees other than our Named Executive Officers.
•
A formulaic short-term incentive program. Our Chief Executive Officer short-term cash incentives are based on a defined formula, with 75% of the incentive determined based on pre-established financial targets. The cash incentives for our other Named Executive Officers are also based on defined formulas, with 50% to 75% of such cash incentives determined based on pre-established financial targets.

Nexstar Media Group, Inc.	37	2024 Proxy Statement

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company’s executive compensation program has been developed to incorporate a compensation philosophy consistent with the following primary objectives:

•
Attract and retain talented and highly qualified executives in the competitive television broadcasting industry by providing a total compensation package that includes a combination of elements which are at or above competitive opportunities;
•
Tie executive compensation, both short and long-term elements, to the Company’s overall performance and specific attainment of long-term strategic goals;
•
Provide executives with long-term incentive for future performance that aligns with stockholder interests and maximizes stockholders value over the long-term; and
•
Set executive compensation at responsible levels to promote fairness and equity among all employees within our organization.

The following chart highlights several features of our compensation practices.

	What we do:		What we don’t do:
✓	Pay for performance and pay for sustained performance over multi-year performance periods	✘	Guarantee increases to base salaries under employment contracts with Named Executive Officers

✓	Establish challenging performance metrics
✓	Enforce robust stock ownership guidelines for our Chief Executive Officer, our other executives, and our non-employee directors(1)	✘	Guarantee annual bonuses
		✘	Provide excessive perquisites
✓	Cap performance-based incentive payouts at a maximum percentage of base salary	✘	Pay dividends on equity-based awards before vesting
✓	Evaluate officer compensation levels against a peer group of similarly situated media and broadcasting companies	✘	Provide gross-ups for severance or change of control payments
		✘	Reprice stock options without stockholder approval
✓	Ensure substantial percentage of pay is at-risk	✘	Allow insider hedging or pledging of stock as collateral without Chief Financial Officer or General Counsel approval
✓	Utilize an independent compensation consultant
✓	Prohibit hedging transactions by directors, officers, other employees(2)
✓	Recoup incentive-based compensation that was erroneously received based on any financial restatement(3)
(1)
For additional information on the Company’s stock ownership guidelines, refer to Stock Ownership Guidelines section under “CORPORATE GOVERNANCE” of this proxy statement.
(2)
For additional information on the Company’s anti-hedging and anti-pledging policies, refer to Policy on Insider Trading under “CORPORATE GOVERNANCE” of this proxy statement.
(3)
For additional information on the Company’s clawback policy, refer to Clawback Policy under “CORPORATE GOVERNANCE” of this proxy statement.

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Compensation Discussion and Analysis

Overview and Role of Compensation Committee

The Compensation Committee of the Board of Directors establishes compensation policies for the directors and executive officers of Nexstar, including our Named Executive Officers. The Compensation Committee approves the employment agreements with the executive officers of Nexstar, administers Nexstar’s equity incentive plans, approves grants under such plans and makes recommendations regarding other incentive compensation provided to our Named Executive Officers and other executive officers.

The Compensation Committee has the authority to retain and obtain advice of advisors and consultants as necessary and evaluates their independence prior to selection or retention. The Compensation Committee also sets the compensation and oversees the work of advisors and consultants.

Role of Compensation Consultant in Compensation Decisions

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to provide advice to and assist the Compensation Committee in designing and administering the structure and mechanics of the Company’s executive compensation program. Meridian also offers guidance to the Compensation Committee on other matters related to officer and director compensation and corporate governance.

Meridian reports directly and exclusively to the Compensation Committee. The Compensation Committee generally reviews and considers information and recommendations provided by Meridian, but the Compensation Committee makes all compensation-related decisions. While Meridian generally works only with the Compensation Committee, the Compensation Committee retains the discretion to allow Meridian to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration.

During 2023, after taking into consideration the factors listed in Section IM-5605-5(d)(3)(D) of the NASDAQ Listing Rules, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian, and that Meridian is independent from management. Other than Meridian, no other compensation consultants provided services to the Compensation Committee during 2023.

Defining the Market—Benchmarking

Benchmarking review provides a foundation for ensuring that our executive compensation levels remain competitive in relation to the peer group and is generally refreshed prior to the hiring or replacement of an executive officer or when an existing officer’s employment contract is renewed or as frequently as significant changes in the peer group warrant. One of the primary objectives of the Company’s executive compensation program is to provide compensation near the median market pay level based on our benchmarking review of peer group companies, subject to Company results and individual contribution. Such benchmarking is useful because we recognize that our compensation practices must be competitive in the media industry. By targeting Named Executive Officer compensation to the compensation practices of the Company’s peer group, the Company enhances its ability to attract and retain talented and highly qualified executives, which is fundamental to the Company’s growth and delivery of value to its stockholders. In addition, peer group information is one of the many factors we consider in assessing the reasonableness of compensation of our Named Executive Officers.

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Compensation Discussion and Analysis

In making compensation decisions for our Named Executive Officers in 2023, the “peer group” is comprised of the following companies:

AMC Networks Inc.	iHeartMedia, Inc.
Clear Channel Outdoor Holdings, Inc.	The Liberty SiriusXM Group
Warner Bros. Discovery, Inc.	Sinclair, Inc.(1)
The E.W. Scripps Company	TEGNA Inc.
Fox Corporation	Paramount Global
Gray Television, Inc.	Gannett Co., Inc.

(1)
In June 2023, Sinclair Broadcasting Group, Inc. was reorganized into a new public company Sinclair, Inc.

Compensation Risk Considerations

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk taking. As further explained below, the Compensation Committee believes that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and administering our award structure, we and the Compensation Committee worked closely with Meridian to mitigate any risks and to minimize the creation of imprudent incentives for our executives. The Compensation Committee believes that our performance-based compensation does not encourage unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as over short- and long-term compensation.

Our compensation program includes the following features to prevent and safeguard against excessive risk- taking:

•
Compensation program considers advice from an independent expert consultant;
•
Payments under our short-term cash incentive program are based upon the Compensation Committee’s certification and review of a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;
•
Long-term equity compensation awards have performance requirements and/or service vesting periods, which encourage our executives to focus on the long-term performance of the Company and its stock price;
•
A compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests;
•
Incentive compensation plans that cap the maximum payout and discourage excessive risk-taking;
•
Discretion to reduce payments under our short-term cash incentive program;
•
Adoption of a clawback policy in accordance with the 2023 SEC and exchange listing rules; and
•
A general prohibition against hedging any Company securities.

We believe that our executive compensation program appropriately rewards our executive officers for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and discourages excessive risk-taking. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect.

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Compensation Discussion and Analysis

Determination of Compensation

The Compensation Committee reviewed compensation levels for our Named Executive Officers for 2023 and considered various factors, including the executive’s performance, the compensation level of competitive jobs at peer companies and the financial performance of the Company. For the executive officers, other than our Chief Executive Officer, the Compensation Committee considers the recommendations of our Chief Executive Officer. The Compensation Committee approves (and with respect to our Chief Executive Officer, recommends to the independent members of the Board of Directors for approval), the primary components of compensation for the Named Executive Officers, including any annual cash bonus and grant of stock-based long-term incentive compensation.

Key Metrics Used for Performance Measures

For purposes of determining eligibility for annual cash bonus payments and performance vesting under stock-based long-term incentive awards, the Company utilizes (i) Net Revenue and Adjusted EBITDA (which is calculated in a manner consistent with the calculation of EBITDA that is referenced in the employment agreement) versus budgets approved by the Board of Directors and (ii) Company total stockholder return against a peer group. Net revenue represents revenue recognized, net of allowances and credits, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Adjusted EBITDA is defined as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation, amortization of intangible assets and broadcast rights (except amortization of broadcast rights for The CW Network), (gain) loss on asset disposal, transaction and other one-time expenses, impairment charges, (income) loss from equity method investments (net), distributions from equity method investments and other expense (income), minus, reimbursement from the FCC related to station repack and broadcast rights payments (except broadcast rights payments for The CW Network). Total stockholder return and the related peer groups are defined in the applicable employment agreements (see “Employment Agreements” section below). Net Revenue and Adjusted EBITDA (including its reconciliation to the most directly comparable U.S. GAAP measure) are reported by the Company in its quarterly earnings releases. For additional information on the performance on these and other measures, see discussion in the “Elements of Compensation—Annual Cash Bonuses” and “Elements of Compensation—Stock-Based Long-Term Incentive Compensation”.

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Compensation Discussion and Analysis

ELEMENTS OF COMPENSATION

The principal elements of the Company’s executive compensation consist of the following:

•
Base salary,
•
Annual cash bonuses,
•
Restricted stock units (performance-based and time-based),
•
Perquisites and other compensation,
•
Health benefits, and
•
Severance benefits and change in control provisions.

The elements of executive compensation are structured to pay for performance and strike a balance between performance and risk taking. We achieve these goals by offering both short-term and long-term incentive awards, which include a mix of both time- and performance-based vesting requirements, each of which aligns the interests of our executives with our stockholders and encourages focus on both short and long-term success. The compensation mix delivered in 2023 to the CEO and other NEOs based on the values disclosed in the Summary Compensation Table, was as follows:

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Compensation Discussion and Analysis

Base Salary

As of December 31, 2023, the annual base salary of each of the Company’s Named Executive Officers are as follows:

Name	Title	Base Salary ($)
Perry A. Sook(1)	Chairman and Chief Executive Officer	$3,000,000
Michael Biard(2)	President and Chief Operating Officer	2,000,000
Lee Ann Gliha	Executive Vice President and Chief Financial Officer	700,000
Dana Zimmer(3)	President, Distribution and Strategy	1,200,000
Michael Strober	Executive Vice President and Chief Revenue Officer	700,000
(1)
On March 1, 2023, Mr. Sook entered into an amended employment agreement pursuant to which his base salary was increased from $2,000,000 to $3,000,000 effective March 1, 2023.
(2)
Mr. Biard commenced employment on August 21, 2023.
(3)
On September 19, 2023, Ms. Zimmer entered into an amended employment agreement pursuant to which her base salary was increased from $775,000 to $1,200,000 effective September 19, 2023.

The annual base salary of each of the Company’s Named Executive Officers is established by their respective individual employment agreements. The purpose of the base salary is to provide each Named Executive Officer with cash compensation that is not variable in nature and that is generally competitive with our peer group. The base salary is established based on the scope of the executive’s responsibilities, taking into account compensation paid by peer group companies for similar positions. Generally, the executives’ base salaries are determined with reference to the median market pay level of our peer group companies, but individual officer salary levels may fall above or below median for a variety of reasons, including scope of role, experience, tenure, performance, retention concerns or other relevant factors. As of December 31, 2023, guaranteed increases to NEO base salary have been phased out as each NEO employment agreement has been renewed and amended to instead provide for discretionary annual increases. See the “Employment Agreements” section of this Proxy Statement for a discussion of the employment agreements with our Named Executive Officers.

Annual Cash Bonuses

Each of our Named Executive Officers is eligible to earn an annual cash bonus based on the quantitative and qualitative criteria described in each Named Executive Officer’s employment agreement and summarized below.

The targets and actual cash bonuses earned by our Named Executive Officers for the year 2023 are as follows:

	2023 Target Bonus (% of Salary)	2023 Target Bonus(1) ($)	% of Target Payout Earned	2023 Actual Cash Bonus ($)
Perry A. Sook	200%	6,000,000	82%	4,904,526
Chairman and Chief Executive Officer
Michael Biard	Not Applicable	1,500,000	100%	1,500,000
President and Chief Operating Officer
Lee Ann Gliha	Not Applicable	750,000	100%	750,000
Executive Vice President and Chief Financial Officer
Dana Zimmer	100%	896,096	100%	896,096
President, Distribution and Strategy
Michael Strober	100%	700,000	70%	490,000
Executive Vice President and Chief Revenue Officer

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Compensation Discussion and Analysis

(1)
For additional information on our Named Executive Officer’s annual cash bonuses, refer to “Employment Agreements” section below. As described in the table below, while Mr. Sook met the criteria to earn a bonus, his bonus is variable based on achieving certain performance metrics. Since the metrics were only partially met, he did not earn his full target cash bonus. Mr. Biard’s and Ms. Gliha’s target bonus opportunities for 2023 were a fixed amount as set forth in their respective employment agreements and not based on a percentage of base salary. Ms. Zimmer’s target cash bonus for the year 2023 is prorated taking into account the change in her base salary effective September 19, 2023. Mr. Strober’s target cash bonus was determined by the Chief Executive Officer to be equal to 100% of his salary; Based on partial achievement of the performance bonus metrics outlined in his contract, he earned 70% of his target cash bonus.

Annual Bonus Opportunity and 2023 Actual Results – Mr. Sook

As provided in his employment agreement, as amended on August 1, 2022 (the “2022 Sook Amended Employment Agreement”), Mr. Sook, is eligible to receive an annual bonus with a “Target” amount equal to 200% of his annual base salary, subject to increase or decrease based on the criteria set forth in the tables below and approval of the Compensation Committee. The Compensation Committee may alter the criteria set forth in the tables below as circumstances warrant and in consultation with Mr. Sook:

Component	Weight	No Payout	Threshold	Target	Maximum
Adjusted EBITDA(a)	35%	< 85% of Target	85% of Target	Budgeted Target(a)	105% of Target
Net Revenues(a)	35%	< 85% of Target	85% of Target	Budgeted Target(a)	105% of Target
Individual Performance(b)	30%	Discretionary
Payout Opportunity	100%	0% (no payout)	50% of Target	100% of Target	200% of Target
(a)
As defined in the 2022 Sook Employment Agreement.
(b)
Individual performance will be earned at the Compensation Committee’s discretion based on Mr. Sook’s achievement of the objectives established by Compensation Committee and/or Board at the beginning of the applicable fiscal year.

Criteria	2023 Results	% of Target Bonus Achieved
35% earned if the Company achieves its Adjusted EBITDA Target for the applicable year	Adjusted EBITDA(1) was 89% of budget	63%
35% earned if the Company achieves its Net Revenue Target for the applicable year.	Net Revenue(1) was 95% of budget	84%
30% earned at the discretion of the Compensation Committee based on Mr. Sook’s achievement of the objectives established by the Committee and/or Board at the beginning of the applicable fiscal year.	Approved by the Compensation Committee	100%
Weighted combined total		82%

(1)
The actual Net Revenue and actual Adjusted EBITDA includes an adjustment for the temporary disruption of a large customer in the third quarter of 2023. The adjustment was approved by the Compensation Committee given the successful multi-year renewal with such customer in September 2023. Additionally, the target (2023 budget), which was approved by the Company’s Board of Directors in January 2023, did not consider customer disruptions.

For his 2023 annual bonus, Mr. Sook earned the discretionary portion of his bonus as a result of his achievements during 2023 including:

•
Leading the Company in achieving a full year net revenue of $4.9 billion, and adjusted EBITDA of $1.5 billion,
•
Returning $796 million of to stockholders through repurchases of common stock of $605 million and dividends of $191 million,
•
Enhancing the leadership team by hiring Michael Biard, an accomplished media industry executive and former Fox Corporation television distribution and operations leader, as President and Chief Operating Officer of Nexstar,

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Compensation Discussion and Analysis

•
Overseeing the launch of our in-house national advertising sales division and transition away from an external national representation firm, and
•
Overseeing the continued deployment of ATSC 3.0, or NextGen TV, with more than 50% of U.S. television households now receiving a NextGen TV signal from a Nexstar-owned or partner station.

Annual Bonus Opportunity and 2023 Actual Results – Mr. Biard

As provided in his employment agreement dated August 21, 2023, Mr. Biard was eligible to receive a fixed annual bonus of $1,500,000 for fiscal year 2023. For additional information on Mr. Biard’s annual cash bonuses subsequent to 2023, refer to “Employment Agreements” section below. The annual bonus was a fixed amount designed to incentivize Mr. Biard to leave his prior employer and join Nexstar.

Annual Bonus Opportunity and 2023 Actual Results – Ms. Gliha

As provided in her amended employment agreement effective January 1, 2024, Ms. Gliha was eligible to receive a fixed annual bonus of $750,000 for the fiscal year 2023. The annual bonus opportunity was a fixed amount designed to incentivize Ms. Gliha to extend her employment contract with Nexstar through 2026.

Ms. Gliha achievements during 2023 included:

•
Designing and executing the Company’s capital allocation plan, including returning $796 million to stockholders through repurchases of common stock of $605 million and dividends of $191 million,
•
Increasing the Company’s investor relations activity, including participating in 7 incremental investor conferences and non-deal roadshows and engaging with more than 50% more investors than in 2022, facilitating the launch of coverage by a new equity analyst and preparing the Company’s investor presentations, and
•
Providing support for the Company’s strategic initiatives including assisting with the launch of CW Sports.

For additional information on Ms. Gliha’s annual cash bonuses subsequent to 2023, refer to “Employment Agreements” section below.

Annual Bonus Opportunity and 2023 Actual Results – Ms. Zimmer

As provided in her employment agreement, as amended on September 19, 2023, Ms. Zimmer is eligible to receive an annual bonus of up to one hundred percent (100%) of base salary (or in excess of such amount, as the CEO, with approval of the Compensation Committee may determine appropriate) based on overall performance of the Company as well as the executive’s individual performance, as determined by the Compensation Committee.

For fiscal year 2023, Ms. Zimmer’s annual bonus payout was determined on a prorated basis taking into account her base salary change on September 19, 2023.

Ms. Zimmer earned 100% of her target bonus (prorated based on the change in her base salary) as a result of her achievements during 2023 including:

•
Substantially meeting the Company’s 2023 distribution revenue budget at 98% (Reflective of an adjustment for the temporary disruption of a large customer in the third quarter of 2023 as discussed in “Annual Bonus Opportunity and 2023 Actual Results—Mr. Sook” above),
•
Leading the renewal of retransmission contracts for more than 40% of our subscriber base on terms favorable to the Company, including securing full distribution, for the first time, of our CW, MyNetwork and Independent stations on the virtual multi-channel video distributors (the “vMVPDs”),
•
Leading the successful renewal of the Company’s affiliation agreements with Fox, MyNetworkTV and The CW Network, and

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Compensation Discussion and Analysis

•
Leading the expansion and extension of CW Network affiliation agreements with several broadcast affiliate partners.

Annual Bonus Opportunity and 2023 Actual Results – Mr. Strober

As provided in his employment agreement dated November 30, 2022, Mr. Strober is eligible to receive an annual bonus as follows:

Criteria	2023 Results	% of Bonus Criteria Met
25% earned if the Company exceeds 90% of budgeted Net Advertising Revenue for the fiscal year	Net Advertising Revenue was 91% of budget	100%
50% earned based on executing the deliverables on the timelines outlined in the Polaris Project Plan	Partially achieved criteria	50%
25% earned at the discretion of our Chief Executive Officer and/or Compensation Committee	Partially earned as approved by the CEO and Compensation Committee	80%
Weighted combined total		70%

Mr. Strober earned the discretionary portion of his bonus as a result of his achievements during 2023 including:

•
Building and launching the Company’s national advertising sales division,
•
Overseeing the renegotiation of expanded measurement services with both Nielsen and Comscore, and
•
Facilitating the development of sponsorship sales, specifically on CW sports and entertainment programming.

Stock-Based Long-Term Incentive Compensation

The Compensation Committee believes that grants of stock-based awards are the most appropriate form of long-term compensation because they provide incentives to promote the long-term success of the Company in line with stockholders’ interests. The Company’s equity incentive plans are intended to motivate and reward the Company’s officers and to retain their continued services while providing long-term incentive opportunities including the participation in the long-term appreciation of our common stock value.

The Compensation Committee grants stock-based awards to the Named Executive Officers other than our Chief Executive Officer based on the recommendations of the Chief Executive Officer, who evaluates their performance against the goals established at the beginning of each year. The Compensation Committee has allocated performance-based and time-based compensation evenly when determining the stock-based long-term compensation awarded decisions for our Named Executive Officers.

As of December 31, 2023, the Company maintains two equity compensation plans – the 2015 Long-Term Equity Incentive Plan and the 2019 Long-Term Equity Incentive Plan (together, the “Plans”), each of which provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Since 2017, awards made under the Company’s equity plans have consisted exclusively of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).

During 2023, each of our Named Executive Officers (except Mr. Biard and Mr. Strober who were hired in 2023), received stock awards under the Plans, each comprised 50% of RSUs and 50% PSUs as described below. Upon commencement of employment, Mr. Biard received a stock award comprised 100% of RSUs, and Mr. Strober received a stock award comprised 67% of RSUs and 33% PSUs. In addition, Ms. Gliha received an additional award of RSUs in December 2023 in conjunction with the extension of Ms. Gliha’s employment agreement.

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Compensation Discussion and Analysis

Time-Based Restricted Stock Units (RSUs)

During 2023, RSUs were granted to the Named Executive Officers as set forth below:

	Grant Date	# of RSUs Granted	Vesting Schedule
Perry A. Sook	3/2/2023	53,700	2 years (50% per year)
Michael Biard	8/21/2023	25,000	4 years (25% per year)
Lee Ann Gliha	6/14/2023	3,750	4 years (25% per year)
	12/20/2023	2,500	3 years(1)
Dana Zimmer	6/14/2023	3,750	4 years (25% per year)
Michael Strober	1/3/2023	6,666	3 years(2)

(1) 833, 833 and 834 RSUs will vest at each anniversary of the award.

(2) 3,333, 1,666 and 1,667 RSUs will vest at each anniversary of the award.

Pursuant to the 2022 Sook Employment Agreement (defined below), in the event of Mr. Sook’s termination for any reason other than by the Company for Cause or by Mr. Sook without Good Reason (each, as defined in the Sook Employment Agreement), any unvested RSUs will immediately vest in full.

For stock awards granted to NEOs other than the CEO, vesting is subject to continued employment through the applicable vesting date and subject to the Compensation Committee’s discretion, all unvested RSUs are forfeited upon the executive’s termination for any reason. In the event of a Change in Control (as defined in the applicable Plan), all unvested RSUs shall immediately vest.

Performance-Based Restricted Stock Units (PSUs)

During 2023, PSUs were granted to the Named Executive Officers as follows:

	Grant Date	# of PSUs Granted
Perry A. Sook	3/2/2023	53,700
Michael Biard	—	—
Lee Ann Gliha	6/14/2023	3,750
Dana Zimmer	6/14/2023	3,750
Michael Strober	1/3/2023	3,334
	6/14/2023	2,625

The PSUs granted to Mr. Sook in 2023 (target PSUs of 53,700) were/are eligible to vest 50% on each of March 2, 2024 (the “first vesting date”) and March 2, 2025 (the “second vesting date”). The PSUs were eligible to performance-vest based upon the Company’s achievement of one-year total stockholder return (“TSR”) against the peer group defined in the award agreement, which includes Sinclair Broadcast Group, Inc., Gray Television, Inc., Tegna, Inc., The E.W. Scripps Company, Paramount Global, Fox Corporation, Warner Bros. Discovery (formerly Discovery, Inc.), Gannett, AMC Networks, Inc., The Liberty Sirius XM Group, iHeartMedia, Inc., Clear Channel Outdoor Holdings, Inc., and Cinemark Holdings, Inc. (as shown in the table below with such vesting to be interpolated for performance between Threshold, Target, Stretch and Maximum) for the period March 1, 2023 to March 1, 2024, and were/are eligible to fully vest on the applicable vesting date subject to Mr. Sook’s continued employment through the applicable vesting date. No calculation is required on the second vesting date, since the performance condition was measured as of March 1, 2024.

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Compensation Discussion and Analysis

Level	Relative TSR vs Peer Group	Percentage of PSUs to Vest
Below Threshold	< 35th Percentile	No vesting
Threshold	35th to 50th Percentiles	80% of Target
Target	51st to 65th Percentiles	100% of Target
Stretch	66th to 80th Percentiles	150% of Target
Maximum	81st and > Percentiles	200% of Target

As of March 1, 2024, the Compensation Committee certified achievement of the relative TSR condition at the maximum level of achievement, and Mr. Sook’s PSUs were deemed earned at 200% of target. As a result, Mr. Sook fully vested in 53,700 PSUs as of March 2, 2024 and will fully vest in 53,700 PSUs on March 2, 2025, subject to his continued employment through such date.

Pursuant to the 2022 Sook Employment Agreement (defined below), in the event of Mr. Sook’s termination for any reason other than by the Company for Cause or by Mr. Sook without Good Reason (each, as defined in the Sook Employment Agreement), any unvested PSUs will vest at the greater of actual or target level of performance.

The PSUs granted to Mr. Strober in January 2023 are eligible to vest 50% on each of March 1, 2025 and March 1, 2026, subject to continued employment through the applicable vesting date, provided, full vesting of each annual tranche also requires satisfaction of certain financial performance metrics (described below) which, if not achieved in any given year, will result in forfeiture of the applicable tranche of the PSUs.

The PSUs granted to Mses. Gliha and Zimmer in June 2023 are subject to the same time-vesting conditions as the time-based RSUs described above (annual time-vesting in ratable installments over a four-year period from the date of grant, subject to continued employment through the applicable vesting date), but full vesting of each annual tranche also requires satisfaction of certain financial performance metrics (as described for each NEO below) which, if not achieved in any given year, will result in forfeiture of the applicable tranche of the PSUs.

The financial performance metrics set forth in the PSUs are specific to each NEO, as set forth below:

PSU Performance Vesting Criteria
Lee Ann Gliha	The Company’s TSR for the applicable year must exceed the midpoint for TSR ranking within its peer group.
Dana Zimmer	The Company’s distribution revenue for the applicable year must be at or above ninety-five percent (95%) of its budgeted distribution revenue for such year.
Michael Strober	The Company’s net advertising revenue for the applicable year must be at or above ninety-five percent (95%) of its budgeted net advertising revenue for such year.

In each case (other than Mr. Sook’s PSUs described above), subject to the Compensation Committee’s discretion, all unvested PSUs are forfeited upon the executive’s termination for any reason. In the event of a Change in Control (as defined in the applicable Plan), all unvested PSUs shall immediately vest.

Perquisites and Other Compensation

Other compensation for our Named Executive Officers includes automobile allowances paid by the Company or the value of the personal use of an automobile, group life insurance paid by the Company and 401(k) matching contributions made by the Company and cellphone reimbursements. In addition, Mr. Sook’s contract provides for the Company to reimburse Mr. Sook for the cost of personal use of an aircraft in the amount of up to $500,000 in the aggregate over the term of his employment contract (March 1, 2023 through March 31, 2026).

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Compensation Discussion and Analysis

Health Benefits

All full-time employees, including our Named Executive Officers, may participate in our health benefit program, including medical, dental and vision care coverage, disability insurance and life insurance.

Severance Benefits and Change in Control Provisions

All of our Named Executive Officers have entered into employment agreements with us. These employment agreements, among other things, provide for severance compensation to be paid to the executives if they are terminated upon a change of control of the Company, or for reasons other than cause, or if they resign for good reason, as defined in the agreements. Additionally, as described above our Named Executive Officers have been granted equity awards that vest upon a Change in Control. For additional information, see the “Potential Payments Upon Termination or Change in Control” section.

Clawback Policy

In October 2023, the Board approved Nexstar’s Clawback Policy which provides for the recoupment of certain incentive-based compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws. For additional details, see above “Corporate Governance—Clawback Policy.”

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Compensation Discussion and Analysis

EMPLOYMENT AGREEMENTS

The Company currently has an employment agreement in place with each of its Named Executive Officers as described below. For information about the termination and change-in-control provisions set forth in each agreement, see “Potential Payments upon Termination or Change In Control.”

Perry A. Sook

Mr. Sook was employed as Chairman of the Board and Chief Executive Officer under an employment agreement with Nexstar dated January 15th, 2019 (the “Prior Sook Employment Agreement”), which provided for a term ending February 28, 2023. Under the terms of the Prior Sook Employment Agreement, Mr. Sook’s base salary for fiscal year 2023 through the end of the term was $2,000,000.

Pursuant to authorization from the Compensation Committee, the Company entered into an extension and amendment to the Prior Sook Employment Agreement (the “2022 Sook Employment Agreement”). The renewed term under the 2022 Sook Employment Agreement began March 1, 2023 and expires on March 31, 2026 with automatic renewals for successive one-year periods unless either party notifies the other of its intention not to renew the agreement (the “Term”). Under the 2022 Sook Employment Agreement, Mr. Sook became entitled to a base salary of $3,000,000 effective on March 1, 2023 and for 2023, was eligible to earn an annual bonus with a target equal to 200% of base salary as described above in the section “Annual Cash Bonus.”

Pursuant to the 2022 Sook Employment Agreement, in March 2023, the Company awarded to Mr. Sook 53,700 RSUs and 53,700 PSUs as described above in the section “Stock-Based Long-Term Incentive Compensation.”

Beginning on March 1, 2024, and annually thereafter during the Term and any renewal term, Mr. Sook may also participate in additional long-term incentive compensation awards at the discretion of the Compensation Committee.

Pursuant to the 2022 Sook Employment Agreement, the Company shall also provide Mr. Sook with a company car and reimburse Mr. Sook in the amount up to $500,000 for his use of an aircraft for personal matters during the Term.

Michael Biard

Mr. Biard is employed as President and Chief Operating Officer under an employment agreement with Nexstar effective August 21, 2023 (“2023 Biard Employment Agreement”). The initial term of the 2023 Biard Employment Agreement ends on August 20, 2027, and will automatically renew for successive one-year periods, subject to earlier termination provided under the employment agreement. Pursuant to the 2023 Biard Employment Agreement, Mr. Biard shall be entitled to an annual base salary of $2,000,000, subject to an annual review and may be adjusted, at the discretion of the Chief Executive Officer (“CEO”) of the Company. In addition, Mr. Biard was eligible to receive an annual bonus in the amount of $1,500,000 with respect to fiscal year 2023, and with respect to subsequent fiscal years, will be eligible to receive an annual bonus in a target amount equal to one hundred twenty-five percent (125%) of his annual base salary in effect at the end of that fiscal year (for purposes of the tables in the section below only, the “Target”) or in excess of such amount as determined by the CEO with the approval of the Compensation Committee of the Board of Directors based on following criteria:

2024
Component	Weight	No Payout	Threshold	Target	Maximum
Adjusted EBITDA(a)	50%	< 85% of Target	85% of Target	Budgeted Target(a)	105% of Target
Individual Performance(b)	50%	Discretionary
Payout Opportunity	100%	0%	50% of Target	100% of Target	200% of Target

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Compensation Discussion and Analysis

2025 and Beyond
Component	Weight	No Payout	Threshold	Target	Maximum
Adjusted EBITDA(a)	65%	< 85% of Target	85% of Target	Budgeted Target(a)	105% of Target
Individual Performance(b)	35%	Discretionary
Payout Opportunity	100%	0%	50% of Target	100% of Target	200% of Target
(a)
As defined in the 2023 Biard Employment Agreement.
(b)
Individual performance will be earned at the Compensation Committee’s discretion based on Mr. Biard’s achievement of the objectives established by Compensation Committee and/or Board at the beginning of the applicable fiscal year.

The Biard Employment Agreement also entitled Mr. Biard to the grant of 25,000 RSUs described above in the section “Stock-Based Long-Term Incentive Compensation.” In addition, Mr. Biard is also eligible to participate in the Company’s periodic equity compensation program at levels and splits, between time-based and performance-based units, commensurate with the job and at the discretion of the CEO and the Compensation Committee. Future grants of performance-based units may vest based on Total Shareholder Returns compared to a peer group.

Mr. Biard also received a relocation bonus of $30,000, subject to applicable taxes and the terms of the Company’s relocation benefit program, which includes repayment obligation on a prorated basis if Mr. Biard voluntarily terminates his employment without Good Reason (as defined in the 2023 Biard Employment Agreement) within two years of his August 21, 2023 start date. Because this relocation bonus will not be earned by Mr. Biard until August 21, 2025, the amount of the bonus, to the extent earned, will be reportable in the Summary Compensation Table with respect to the fiscal year ending December 31, 2025.

He is also entitled to a $1,000 per month automobile allowance and a $100 per month cell phone allowance.

Lee Ann Gliha

Ms. Gliha is employed as Executive Vice President and Chief Financial Officer under an employment agreement with Nexstar dated July 26, 2021 (the “Prior Gliha Employment Agreement”), as amended on December 18, 2023 (the “2023 Gliha Employment Agreement”). The term of the 2023 Gliha Employment Agreement commenced on January 1, 2024 and expires on December 31, 2026 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the Prior Gliha Employment Agreement, Ms. Gliha’s annual base salary for 2023 was $700,000. Under the 2023 Gliha Employment Agreement, she was eligible to receive an annual bonus of $750,000 for 2023.

Under the 2023 Gliha Employment Agreement, Ms. Gliha’s annual base salary is $1,000,000 effective January 1, 2024, subject to annual merit increases at the discretion of the CEO. After the end of each of our fiscal years during the term of her employment agreement, Ms. Gliha will be entitled to receive an annual bonus, in an amount, if any, up to 100% of her annual base salary in effect at the end of that fiscal year (or in excess of such amount, up to a maximum of 150%, as our CEO, with the approval of the Compensation Committee of the Company’s board of directors may determine is appropriate), pro-rated for any partial fiscal year during which Ms. Gliha is employed by the Company, to be determined by our Chief Executive Officer, with the approval of the Compensation Committee, based on the performance criteria described in the section titled “Elements of Compensation - Annual Cash Bonus”.

Ms. Gliha is eligible to participate in the Company’s equity compensation program on a basis consistent with the other Company executives. She is also entitled to a $750 per month automobile allowance and a $100 per month cell phone allowance.

Pursuant to the 2023 Gliha Employment Agreement, in December 2023, the Company awarded to Ms. Gliha 2,500 time-based RSUs subject to a 3-year vesting period.

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Compensation Discussion and Analysis

Dana Zimmer

Ms. Zimmer, Nexstar’s President, Distribution and Strategy, joined Nexstar under an employment agreement with Nexstar dated September 5, 2019 (the “Prior Zimmer Employment Agreement”) which was amended effective on September 19, 2023 (the “2023 Zimmer Employment Agreement”). The Prior Zimmer Employment Agreement expired on September 18, 2023. The 2023 Zimmer Employment Agreement extends the term of the Prior Zimmer Employment Agreement through September 18, 2026 and automatically renews for successive one-year period(s) unless either party notifies the other of its intention not to renew the agreement.

Under the Prior Zimmer Employment Agreement, Ms. Zimmer’s annual base salary was $775,000 from September 19, 2022 through September 18, 2023. The 2023 Zimmer Employment Agreement increased her annual base salary to $1,200,000 beginning on September 19, 2023, subject to an annual review and further adjustments. After the end of each of our fiscal year during the term of her employment agreement, Ms. Zimmer is eligible to receive an annual bonus, up to 100% of her annual base salary in effect at the end of that fiscal year (or in excess of such amount, as the CEO, with the approval of the Compensation Committee may determine is appropriate), prorated for any partial fiscal year during which she is employed by the Company based on the performance criteria described in the section titled “Annual Cash Bonus.” See the section titled “Annual Cash Bonus” for information about the annual bonus for 2023. Pursuant to the 2023 Zimmer Employment Agreement, Ms. Zimmer’s 2023 annual bonus payout was prorated taking into account her base salary change on September 19, 2023.

Ms. Zimmer is also entitled to a $750 per month automobile allowance and a $100 per month cell phone allowance.

Michael Strober

Mr. Strober is employed as Executive Vice President and Chief Revenue Officer under an employment agreement with Nexstar on November 30, 2022. The term of the employment agreement commenced on January 1, 2023 and expires on April 30, 2026 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the employment agreement, Mr. Strober is entitled to receive an annual base salary of $700,000, subject to an annual review and further adjustments. In addition, Mr. Strober is eligible to receive an annual bonus based on the following criteria:

For Fiscal Year 2023:

•
25% earned if Nexstar Media Group, Inc. exceeds 90% of budgeted Net Advertising Revenue for the fiscal year
•
50% earned based on executing the deliverables on the timelines outlined in the Polaris Project Plan
•
25% earned at the discretion of our CEO and/or Compensation Committee

For Fiscal Year 2024 and 2025:

•
25% earned if the Local Division exceeds 95% of budgeted Net Advertising Revenue for the fiscal year
•
25% earned if the National Division exceeds 95% of budgeted Net Advertising Revenue for the fiscal year
•
25% earned if the Political Division exceeds 95% of budgeted Net Advertising Revenue for the fiscal year
•
25% earned at the discretion of our CEO and/or Compensation Committee

Pursuant to Mr. Strober’s employment agreement, in January 2023, the Company awarded to Mr. Strober 6,666 RSUs and 3,334 PSUs, as described above in the section “Stock-Based Long-Term Incentive Compensation.”

Nexstar Media Group, Inc.	52	2024 Proxy Statement

Compensation Discussion and Analysis

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information that summarizes compensation for the years ended December 31, 2023, 2022 and 2021 for our Named Executive Officers.

SUMMARY COMPENSATION TABLE

	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Perry A. Sook	2023	$2,800,000	$1,800,000	$21,233,343	$3,104,526	$173,170	$29,111,039
Chairman and	2022	1,995,193	1,000,000	33,308,029	3,000,000	15,670	39,318,892
Chief Executive Officer	2021	1,870,674	3,750,000	15,510,127	—	15,052	21,145,853
Michael Biard	2023	653,846	1,500,000	3,707,650	—	11,675	5,873,171
President and	2022	—	—	—	—	—	—
Chief Operating Officer	2021	—	—	—	—	—	—
Lee Ann Gliha	2023	700,000	750,000	1,357,226		43,562	2,850,788
Executive Vice President and	2022	700,000	350,000	877,607	350,000	17,489	2,295,096
Chief Financial Officer	2021	255,769	208,562	1,387,800	—	33,782	1,885,913
Dana Zimmer	2023	885,866	—	1,149,872	896,096	38,459	2,970,293
President, Distribution and	2022	756,250	—	1,253,724	775,000	6,734	2,791,708
Strategy	2021	731,250	750,000	1,423,300	—	9,266	2,913,816
Michael Strober	2023	673,077	140,000	2,039,388	350,000	49,389	3,251,854
Executive Vice President and	2022	—	—	—	—	—	—
Chief Revenue Officer	2021	—	—	—	—	—	—

(1)
For 2021, the Summary Compensation Table set forth in the Proxy Statement filed for each year reported the full annual bonus amounts, including both the discretionary and non-discretionary portions, in the “Bonus” column. Starting with 2022, pursuant to Item 402(c)(iv) and (viii) of Regulation S-K, the discretionary portion of each NEO’s annual bonus is reported in the “Bonus” column and the non-discretionary portion of the annual bonus is reported in the “Non-Equity Incentive Plan Compensation” column. For additional details about the 2023 annual bonuses, see the section “Annual Cash Bonus”.
(2)
Represents the grant date fair value of RSUs and PSUs granted in 2023 under the 2019 Long-Term Incentive Plan computed in accordance with FASB Accounting Standards Codification (ASC) 718. For additional detail on 2023 stock awards to our Named Executive Officers, see “Stock-Based Long-Term Compensation.”
(3)
Non-equity incentive plan compensation represents the portion of each Named Executive Officer’s annual bonus that is determined based on achievement of pre-determined performance metrics, set forth in each Named Executive Officer’s employment agreement. See the section “Compensation Discussion and Analysis—Annual Cash Bonus” for additional details.

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Compensation Discussion and Analysis

(4)
All Other Compensation consists of the following items:

	Year	Automobile Allowance(a) ($)	Life Insurance Premiums(b) ($)	401(k) Deferral ($)	Company Contributions to 401(k) Plans ($)	Miscellaneous(c) ($)	Total ($)
Perry A. Sook	2023	$7,900	$10,657	$30,000	$3,300	121,313	$173,170
Chairman and	2022	8,225	4,395	—	3,050	—	15,670
Chief Executive Officer	2021	7,756	4,396	—	2,900	—	15,052
Michael Biard	2023	3,923	437	6,923	—	392	11,675
President and	2022	—	—	—	—	—	—
Chief Operating Officer	2021	—	—	—	—	—	—
Lee Ann Gliha	2023	9,000	962	22,500	9,900	1,200	43,562
Executive Vice President and	2022	9,000	270	—	7,019	1,200	17,489
Chief Financial Officer	2021	3,289	55	—	—	30,438	33,782
Dana Zimmer	2023	—	1,490	30,000	6,969	—	38,459
President, Distribution and	2022	—	428	—	6,306	—	6,734
Strategy	2021	—	566	—	8,700	—	9,266
Michael Strober	2023	8,654	2,658	30,000	6,923	1,154	49,389
Executive Vice President and	2022	—	—	—	—	—	—
Chief Revenue Officer	2021	—	—	—	—	—	—
(a)
Represents either the automobile allowance paid to the individual or the value of their personal use of a Company-owned automobile.
(b)
Represents personal group life insurance premiums paid by the Company.
(c)
Amounts reported for 2023 include (i) the cost of the NEO’s cell phone allowance and (ii) for Mr. Sook, pursuant to 2022 Sook Employment Agreement, a $121,313 reimbursement for his use of an aircraft for personal matters (which amount does not include any amount paid by Nexstar to a company owned by Mr. Sook for Nexstar’s use of such company’s private aircraft for business travel of Nexstar employee and business guests as described in the section entitled “Certain Relationship and Related Transactions”). The private aircraft used by Mr. Sook for personal matters was the aircraft of a company he owns. The amount of the reimbursement was determined based on a real-time, arms-length estimate to contract a substantially similar third-party aircraft for the same trip. The amount reimbursed was not grossed up for any income tax payable by Mr. Sook.

Nexstar Media Group, Inc.	54	2024 Proxy Statement

Compensation Discussion and Analysis

2023 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information for each of the Named Executive Officers regarding the non-discretionary portion of their annual bonus opportunities for fiscal year 2023 and the PSUs granted during fiscal year 2023, and the time-based RSUs granted during fiscal year 2023.

		Estimated Potential Payouts Under Non-Equity Incentive Awards(1)			Estimated Potential Payouts Under Equity Incentive Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Perry A. Sook	—	3,570,000	4,200,000	4,410,000	—	—	—	—	—
	3/2/2023	—	—	—	42,960	53,700	107,400	—	11,783,391
	3/2/2023	—	—	—	—	—	—	53,700	9,449,952
Michael Biard	—	—	—	—	—	—	—	—	—
	8/21/2023	—	—	—	—	—	—	25,000	3,707,650
Lee Ann Gliha	—	—	—	—	—	—	—	—	—
	6/14/2023	—	—	—	—	3,750	—	—	418,870
	6/14/2023	—	—	—	—	—	—	3,750	574,935
	12/20/2023	—	—	—	—	—	—	2,500	363,420
Dana Zimmer	—	—	896,096	—	—	—	—	—	—
	6/14/2023	—	—	—	—	3,750	—	—	574,936
	6/14/2023	—	—	—	—	—	—	3,750	574,935
Michael Strober	—	—	525,000	—	—	—	—	—	—
	1/3/2023	—	—	—	—	3,334	—	—	535,988
	1/3/2023	—	—	—	—	—	—	6,666	1,100,945
	6/14/2023	—	—	—	—	2,625	—	—	402,455

(1)
Represents the portion of annual bonus that is determined based on achievement of pre-determined performance metrics during the fiscal year 2023 (non-discretionary) and reflects the potential payouts as set forth in each Named Executive Officer’s employment agreement. The actual non-discretionary bonus amount earned in 2023 was paid to each Named Executive Officer in March 2024 as shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table. The discretionary portion of the annual bonus earned by our NEOs for fiscal year 2023 is shown in the Bonus column of the Summary Compensation Table.
(2)
Represents:
(i)
PSUs granted to Mr. Sook on March 2, 2023 that were/are eligible to vest 50% on each of March 2, 2024 (the “first vesting date”) and March 2, 2025 (the “second vesting date”) based upon the Company’s achievement of one-year relative TSR against the peer group defined in the award agreement for the period March 1, 2023 to March 1, 2024, and subject to Mr. Sook’s continued employment through the applicable vesting date (subject to certain termination provisions). As of March 2, 2024, the Company achieved a relative TSR at the maximum level of achievement thus, 50% of the award was vested at maximum (200% of target) on March 2, 2024 and 50% will be vested at maximum (200% of target) on March 2, 2025, subject to Mr. Sook’s continuous employment through such date (subject to certain termination provisions). For additional detail, see “Stock-Based Long-Term Compensation—Performance-Based Restricted Stock Units (PSUs).”
(ii)
PSUs granted to Ms. Gliha, Mr. Strober, and Ms. Zimmer on June 14, 2023, that, in each case, (i) time-vest subject to annual time-vesting in ratable installments over a four-year period from the date of grant, subject to continued employment through the applicable vesting date and (ii) performance-vest based on satisfaction of certain performance metrics specific to each NEO, as described in “Stock-Based Long-Term Compensation—Performance-Based Restricted Stock Units (PSUs).” If the performance metric for any given year is not met, then the executive will forfeit that tranche of the PSUs.
(iii)
PSUs granted to Mr. Strober on January 3, 2023 are eligible to vest 50% of the award on each of March 1, 2025 and March 1, 2026 based upon the Company’s achievement of 95% of its budgeted total Net Advertising Revenue for the immediately prior fiscal year, subject to continued employment through the applicable vesting date. If the performance metric for any given year is not met, then the executive will forfeit that tranche of the PSUs. For additional detail, see “Stock-Based Long-Term Compensation—Performance-Based Restricted Stock Units (PSUs).”

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Compensation Discussion and Analysis

(3)
Represents:
(i)
RSUs granted to Mr. Sook on March 2, 2023 that vest over a two-year period from the date of grant, subject to continued employment through the applicable vesting date (subject to certain termination provisions), 50% of which vested on March 2, 2024. For additional detail, see “Stock-Based Long-Term Compensation—Time-Based Restricted Stock Units (RSUs).”
(ii)
RSUs granted to Mr. Biard on August 21, 2023 and to Ms. Gliha and Ms. Zimmer on June 14, 2023, that, in each case, vest over a four-year period in annual ratable installments on each anniversary of the date of grant, subject to continued employment through the applicable vesting date. For additional detail, see “Stock-Based Long-Term Compensation—Time-Based Restricted Stock Units (RSUs).”
(iii)
Time-based RSUs granted to Ms. Gliha on December 20, 2023 and to Mr. Strober on January 3, 2023, that, in each case, vest over a three-year period in annual ratable installments on each anniversary of the date of grant, subject to continued employment through the applicable vesting date (subject to certain termination provisions). For additional detail, see “Stock-Based Long-Term Compensation—Time-Based Restricted Stock Units (RSUs).”
(4)
Represents the grant date fair value of the awards computed in accordance with FASB Accounting Standards Codification (ASC) 718. See the Notes to the Company’s Consolidated Financial Statements in our 2023 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation of these awards.

2023 OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table sets forth information as of December 31, 2023 concerning outstanding equity awards held by our Named Executive Officers. Market value is based on the closing market price of Nexstar’s common stock as of December 29, 2023 (the last trading day of 2023) of $156.75.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Perry A. Sook	200,000	—	$47.11	1/14/2025	169,900	$26,631,825	—	$—
Michael Biard	—	—	—	—	25,000	3,918,750	—	—
Lee Ann Gliha	—	—	—	—	10,719	1,680,203	8,219	1,288,328
Dana Zimmer	—	—	—	—	14,689	2,302,501	5,937	930,625
Michael Strober	—	—	—	—	6,666	1,044,895	5,303	831,245

(1)
Stock options expire ten years from the date of grant.
(2)
Represents the number of all unvested RSUs and unvested PSUs for which the required performance metrics were achieved as of December 31, 2023. The future vesting for each NEO’s unvested awards is subject to continued employment through each vesting date. For additional information, refer to “Stock-Based Long-Term Compensation.”

Mr. Sook:

•
The PSUs granted to Mr. Sook on March 2, 2023 were deemed earned at 200% of target as of March 1, 2024. As a result, Mr. Sook fully vested in 53,700 PSUs as of March 2, 2024 and will fully vest in 53,700 PSUs on March 2, 2025, subject to his continued employment through such date (subject to certain termination provisions).
•
The PSUs granted to Mr. Sook on August 1, 2022 were deemed earned at 200% of target. As a result, Mr. Sook fully vested in 62,500 PSUs on August 1, 2023 and will fully vest in 62,500 PSUs on August 1, 2024, subject to his continued employment through such date (subject to certain termination provisions),
•
53,700 RSUs awarded on March 2, 2023 of which, 50% or 26,850 RSUs vested on March 2, 2024 and the remaining 50% will vest on March 2, 2025.

Mr. Biard:

•
6,250 RSUs will vest on each of August 21, 2024, 2025, 2026 and 2027 (awarded on August 21, 2023).

Ms. Gliha:

•
1,250 RSUs will vest on each of August 13, 2024 and 2025 (awarded on August 13, 2021).
•
656, 656 and 657 RSUs will vest on June 3, 2024, 2025 and 2026, respectively (awarded on June 3, 2022).

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Compensation Discussion and Analysis

•
938, 937, 938 and 937 RSUs will vest on June 14, 2024, 2025, 2026 and 2027, respectively (awarded on June 14, 2023).
•
833, 833 and 834 RSUs will vest on December 20, 2024, 2025 and 2026, respectively (awarded on December 20, 2023).

Mr. Strober:

•
3,333 RSUs vested on January 3, 2024 and 1,666 and 1,667 RSUs will vest on January 3, 2025 and 2026, respectively (awarded on January 3, 2023).

Ms. Zimmer:

•
1,250 PSUs will vest on May 17, 2024 (awarded on May 17, 2021) as the pre-established performance metric for fiscal year 2023 was achieved.
•
938 PSUs will vest on June 3, 2024 (awarded on June 3, 2022) as the pre-established performance metric for fiscal year 2023 was achieved.
•
938 PSUs will vest on June 14, 2024 (awarded on June 14, 2023) as the pre-established performance metric for fiscal year 2023 was achieved. For additional information, refer to “Stock-Based Long-Term Compensation—Performance-Based Restricted Stock Units (PSUs).”
•
2,500 RSUs vested on April 10, 2024 (awarded on April 10, 2020).
•
1,250 RSUs will vest on each of May 17, 2024 and 2025 (awarded on May 17, 2021).
•
938, 937 and 938 RSUs will vest on June 3, 2024, 2025 and 2026, respectively (awarded on June 3, 2022).
•
938, 937, 938 and 937 RSUs will vest on June 14, 2024, 2025, 2026 and 2027, respectively (awarded on June 14, 2023).
(3)
Represents the number of unearned and unvested PSUs as of December 31, 2023. The future vesting for each NEO’s unvested awards is subject to achievement of certain performance criteria and the NEO’s continued employment through each vesting date. For additional information, refer to “Stock-Based Long-Term Compensation—Performance-Based Restricted Stock Units (PSUs).”

Ms. Gliha:

•
1,250 PSUs may vest on each of August 13, 2024 and 2025 (awarded on August 13, 2021), based on achievement of certain performance-based metric for the applicable performance year.
•
656, 656 and 657 PSUs may vest on June 3, 2024, 2025 and 2026, respectively (awarded on June 3, 2022), based on achievement of certain performance-based metric for the applicable performance year.
•
938, 937, 938 and 937 PSUs may vest on June 14, 2024, 2025, 2026 and 2027, respectively (awarded on June 14, 2023), based on achievement of certain performance-based metric for the applicable performance year. For additional information, refer to “Stock-Based Long-Term Compensation—Performance-Based Restricted Stock Units (PSUs).”

Mr. Strober:

•
1,667 PSUs may vest on each of March 1, 2025 and 2026 (awarded on January 3, 2023), based on achievement of certain performance-based metric for the applicable performance year. For additional information, refer to “Stock-Based Long-Term Compensation—Performance-Based Restricted Stock Units (PSUs).”
•
657, 656 and 656 PSUs may vest on June 14, 2025, 2026 and 2027, respectively (awarded on June 14, 2023), based on achievement of certain performance-based metric for the applicable performance year. 656 PSUs awarded on June 14, 2023 were forfeited as the pre-established performance metric for fiscal year 2023 was not achieved. For additional information, refer to “Stock-Based Long-Term Compensation—Performance-Based Restricted Stock Units (PSUs).”

Ms. Zimmer:

•
1,250 PSUs may vest on May 17, 2025 (awarded on May 17, 2021), based on achievement of certain performance-based metric for the applicable performance year.
•
937 and 938 PSUs may vest on June 3, 2025 and 2026, respectively (awarded on June 3, 2022), based on achievement of certain performance-based metric for the applicable performance year.
•
937, 938 and 937 PSUs may vest on June 14, 2025, 2026 and 2027, respectively (awarded on June 14, 2023), based on achievement of certain performance-based metric for the applicable performance year. For additional information, refer to “Stock-Based Long-Term Compensation—Performance-Based Restricted Stock Units (PSUs).”

Nexstar Media Group, Inc.	57	2024 Proxy Statement

Compensation Discussion and Analysis

2023 OPTION EXERCISES AND VESTED STOCK AWARDS

The following table sets forth information concerning stock awards vested for each of our Named Executive Officers during the year ended December 31, 2023. None of our Named Executive Officers exercised options during the year ended December 31, 2023.

	Stock Awards
	Number of Shares Acquired on Vesting (#)		Value Realized On Vesting(1) ($)
Perry A. Sook	276,041	(2)	$50,556,701
Michael Biard	—		—
Lee Ann Gliha	3,812	(3)	610,907
Dana Zimmer	9,374	(4)	1,519,737
Michael Strober	—		—

(1)
The “value realized on vesting” is the market price of the restricted stock units at vesting multiplied by the number of shares acquired.
(2)
The number of common stock shares acquired by Mr. Sook in 2023 from vesting of restricted stock units included 145,833 shares that are performance-based and 130,208 shares that are time-based.
(i)
For Mr. Sook’s 83,333 performance-based restricted stock units that vested on January 15, 2023 (awarded on January 15, 2021), the TSR of the Company from the last full trading day preceding December 25, 2020 through the last full trading day preceding December 25, 2022 is at 100th percentile of the compensation peer group, greater than the minimum requirement of 65th percentile of the compensation peer group.
(ii)
For Mr. Sook’s 62,500 performance-based restricted stock units that vested on August 1, 2023 (awarded on August 1, 2022), the percentile rank of the TSR was achieved for the period January 1, 2022 to December 31, 2022 compared to the peer group. Due to Nexstar achieving a TSR that is 100th percentile of peer group (minimum required is 35th to 50th percentile of peer group), the performance stock awarded to Mr. Sook vested at 200% of the target performance-based RSUs.

(3) The number of common stock shares acquired by Ms. Gliha in 2023 from vesting of restricted stock units included 1,906 shares that are performance-based and 1,906 shares that are time-based.

(i)
For Ms. Gliha’s 656 performance-based restricted stock units vested on June 3, 2023 (awarded on June 3, 2022), the TSR of the Company is at 83rd percentile of the compensation peer group, greater than the midpoint of the peer group. The calculation of TSR utilized the stock price preceding June 3, 2022 and the stock price preceding June 2, 2023.
(ii)
For Ms. Gliha’s 1,250 performance-based restricted stock units vested on August 13, 2023 (awarded on August 13, 2021), the TSR of the Company is at 62nd percentile of the compensation peer group, greater than the midpoint of the peer group. The calculation of TSR utilized the stock price preceding August 8, 2022 and the stock price preceding August 7, 2023.
(4)
The number of common stock shares acquired by Ms. Zimmer in 2023 from vesting of restricted stock units included 2,187 shares that are performance-based and 7,187 shares that are time-based.
(i)
For Ms. Zimmer’s 1,250 performance-based restricted stock units vested on May 17, 2022 (awarded on May 17, 2021) and 937 performance-based restricted stock units vested on June 3, 2023 (awarded on June 3, 2022), the Company’s actual distribution revenue for the fiscal year 2022 was 98% of the budget, greater than the required 95% goal set as the performance metric.

Nexstar Media Group, Inc.	58	2024 Proxy Statement

Compensation Discussion and Analysis

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our Named Executive Officers has entered into an employment agreement with the Company (see “Employment Agreements” in this Proxy Statement). Included in each employment agreement are provisions regarding termination of employment, including termination in connection with a change in control of the Company, as set forth below. Each NEO’s employment agreement also contains a one-year post-employment non-compete and a perpetual non-disclosure obligation.

Mr. Sook

Pursuant to the 2022 Sook Employment Agreement, in the event of termination of Mr. Sook’s employment (x) by the Company upon a change in control (consolidation, merger or comparable transaction), (y) by the NEO for Good Reason or (z) any other reason other than for Cause, in each case, subject to Mr. Sook’s continued compliance with certain restrictive covenant obligations, Mr. Sook was eligible to receive (i) all accrued and unpaid base salary as of the date of termination, (ii) an amount reflecting all accrued but unused vacation, (iii) any earned but unpaid annual bonus for years preceding the year of termination, (iv) the sum of 200% of Mr. Sook’s base salary in effect on the date of termination, plus target bonus equal to 200% of Mr. Sook’s base salary in effect on the date of termination payable in lump sum, and (v) an additional lump sum payment equal to $20,800. In addition, in the event Mr. Sook’s employment was terminated for any reason other than (i) by the Company for Cause or (ii) by Mr. Sook without Good Reason, all equity (including, but not limited to, any time-based and performance-based RSUs, stock options and/or stock appreciation rights) previously granted or awarded to him by the Company prior to his termination would have become immediately and fully vested without further action by either Mr. Sook or the Company (the “Sook Equity Treatment”).

Pursuant to the 2022 Sook Employment Agreement, in the event of termination of Mr. Sook’s employment for any reason, subject to Mr. Sook’s continued compliance with certain restrictive covenant obligations, Mr. Sook is eligible to receive (i) all accrued and unpaid base salary as of the date of termination, (ii) an amount reflecting all accrued but unused vacation, (iii) any earned but unpaid annual bonus for years preceding the year of termination, and (iv) the sum of 200% of Mr. Sook’s base salary in effect on the date of termination, plus target bonus equal to 200% of Mr. Sook’s base salary in effect on the date of termination, plus an additional lump sum $29,000. In addition, in the event Mr. Sook’s employment is terminated for any reason other than (i) by the Company for Cause or (ii) by Mr. Sook without Good Reason, all equity (including, but not limited to, any time-based and performance-based RSUs, stock options and/or stock appreciation rights) previously granted or awarded to him by the Company prior to his termination would have become immediately and fully vested without further action by either Mr. Sook or the Company.

Mr. Biard

Pursuant to the 2023 Biard Employment Agreement, in the event of Mr. Biard's termination of employment (x) by Mr. Biard for Good Reason or (y) any other reason other than for Cause or due to death or disability, in each case, subject to Mr. Biard’s execution and non-revocation of a release of claims in favor of the Company and Mr. Biard’s continued compliance with the restrictive covenants set forth in the respective employment agreement, Mr. Biard will be eligible to receive severance payments consisting of (i) an amount equal to 24-months of Mr. Biard’s then-current annual base salary, in each case, payable in a lump sum within 60 days of such termination of employment, (ii) two times of Mr. Biard’s annual target bonus in effect on the date of Mr. Biard’s termination of employment, and (iii) an additional lump sum payment equal to $58,000. In the event of Mr. Biard’s termination due to death or disability, Mr. Biard is entitled to receive a pro-rata portion of his target annual bonus for the year in which such termination occurred.

Nexstar Media Group, Inc.	59	2024 Proxy Statement

Compensation Discussion and Analysis

Ms. Gliha and Mr. Strober

Pursuant to the employment agreements with Ms. Gliha and Mr. Strober, in the event of the NEO’s termination of employment (x) by the NEO for Good Reason or (y) any other reason other than for Cause or due to death or disability, in each case, subject to the NEO’s execution and non-revocation of a release of claims in favor of the Company and the NEO’s continued compliance with the restrictive covenants set forth in the respective employment agreement, the NEO will be eligible to receive severance payments consisting of (i) an amount equal to 12-months of the NEO’s then-current annual base salary, in each case, payable in a lump sum within 60 days of such termination of employment, (ii) a prorated annual bonus based on (a) actual Company performance if such termination is by the Company for any reason other than for Cause (excluding for Good Reason), or (b) the NEO’s target bonus opportunity if such termination is by the NEO for Good Reason, and (iii) an additional lump sum payment equal to $29,000 with respect to Ms. Gliha and Mr. Strober. Their employment agreements also provide that if NEO’s employment is terminated due to his death or disability, the NEO will be eligible to receive his or her earned but unpaid annual bonus for the year prior to the year of such termination, as well as payment of a prorated portion of his annual bonus for the year of such termination based on actual performance.

Ms. Zimmer

Pursuant to the 2023 Zimmer Employment Agreement, in the event of termination of Ms. Zimmer’s employment (x) by the Company upon a change in control (consolidation, merger or comparable transaction), (y) by the NEO for Good Reason or (z) by the Company for any reason other than for Cause (excluding termination due to death or disability), in each case, subject to a release of claims and continued compliance with the restrictive covenant obligations set forth in the NEO’s employment agreement, the NEO is eligible to receive continued base salary payments for a period of one year, plus an additional lump sum payment equal to $29,000.

All NEOs

“Cause” is defined in all NEO employment agreements as any of the following activities by the NEO: (i) conviction for a felony or a crime involving moral turpitude or the commission of any act involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or affiliates; (ii) substantial repeated failure to perform material job duties which are reasonably directed by the Board of Directors and, for the agreements with NEOs other than the Chief Executive Officer, the Chief Executive Officer, and which are consistent with the terms of the employment agreement and position with the Company; (iii) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company; or (iv) any other material breach by the NEO of a material provision of the employment agreement, which is not cured within thirty (30) days after written notice thereof from the Company.

“Good Reason” is defined in all NEO employment agreements as any of the following events: (i) a material reduction in the NEO’s duties, responsibilities, authority, or position; (ii) a material breach by the Company of a material provision of the NEO’s employment agreement, which has not been cured by the Company within thirty (30) days after the NEO gives written notice of noncompliance to the Company; (iii) with respect to the Prior Sook Employment Agreement and the 2022 Sook Employment Agreement only, any reduction or decrease in Mr. Sook’s annual base salary or annual target bonus, or any requirement that Mr. Sook report to someone other than the Board of Directors; (iv) (a) with respect to the 2022 Sook Employment Agreement only, any requirement that the NEO relocate or maintain an office more than one hundred (100) miles from Dallas, Texas; and (b) with respect to the 2023 Zimmer Employment Agreement, any requirement that the NEO relocate or maintain an office more than one hundred (100) miles from Philadelphia, Pennsylvania, and (c) with respect to the 2024 Gliha Employment Agreement; and (v) with respect to the 2022 Sook Employment Agreement only, Mr. Sook’s failure to be renominated to the Board by the Company’s Nominating & Governance Committee.

Nexstar Media Group, Inc.	60	2024 Proxy Statement

Compensation Discussion and Analysis

	Death or Disability ($)		Termination for any Reason Upon a Change in Control ($)		Termination Without Cause ($)		Termination With Good Reason ($)	Termination With Cause / Without Good Reason ($)	Upon a Change in Control
Perry A. Sook
Cash(2)	$18,029,000	(5)	$18,029,000		$18,029,000		$18,029,000	$18,029,000	$—
Equity Awards(1)(3)	21,733,388		21,733,388		21,733,388		21,733,388	—	21,733,388
Michael Biard
Cash(4)	1,500,000	(5)	7,058,000		7,058,000		7,058,000	—	—
Equity Awards(1)(7)	—		3,918,750		—		—	—	3,918,750
Lee Ann Gliha
Cash	750,000	(5)	1,254,000	(6)	1,254,000	(6)	1,254,000	—	—
Equity Awards(1)(7)	—		2,968,532		—		—	—	2,968,532
Dana Zimmer
Cash	—		2,125,096	(6)	2,125,096	(6)	2,125,096	—	—
Equity Awards(1)(7)	—		3,233,126		—		—	—	3,233,126
Michael Strober
Cash	490,000	(5)	1,429,000	(6)	1,429,000	(6)	1,429,000	—	—
Equity Awards(1)(7)	—		1,978,969		—		—	—	1,978,969
(1)
The value of accelerated equity vesting is based on the closing market price of $156.75 per share as of December 29, 2023 (the last trading day of 2023).
(2)
Pursuant to the 2022 Sook Employment Agreement, in the event of termination of Mr. Sook’s employment for any reason, subject to Mr. Sook’s continued compliance with certain restrictive covenant obligations, Mr. Sook is eligible to receive (i) all accrued and unpaid base salary as of the date of termination, (ii) an amount reflecting all accrued but unused vacation, (iii) any earned but unpaid annual bonus for years preceding the year of termination, and (iv) the sum of 200% of Mr. Sook’s base salary in effect on the date of termination, plus target bonus equal to 200% of Mr. Sook’s base salary in effect on the date of termination, plus an additional lump sum payment of $29,000.
(3)
Pursuant to the 2022 Sook Employment Agreement, in the event Mr. Sook’s employment is terminated for any reason other than (i) by the Company for Cause or (ii) by Mr. Sook without Good Reason, all equity previously granted or awarded to him by the Company prior to his termination shall become immediately and fully vested.
(4)
Pursuant to the 2023 Biard Employment Agreement, in the event of termination of Mr. Biard’s employment due to consolidation, merger, or comparable transactions, termination by the Company other than for Cause (excluding termination due to death or disability), termination by Mr. Biard for Good Reason or if any person other than Mr. Biard is newly appointed as Chief Executive Officer or if Mr. Biard is not named as Chief Executive Officer on or before August 2027, subject to Mr. Biard’s continued compliance with certain restrictive covenant obligations, Mr. Biard will eligible to receive (i) an amount equal to twenty-four (24) months of Mr. Biard’s Base Salary and (ii) an amount equal to two times (2x) of Mr. Biard’s target Bonus in effect on the date of termination, plus an additional lump sum payment of $58,000.
(5)
Pursuant to the applicable NEO’s employment agreement, represents payment of a prorated portion of (i) for Mr. Biard, target annual bonus for the year of such termination and (ii) for Ms. Gliha and Mr. Strober, annual bonus for the year of such termination based on actual performance.
(6)
Pursuant to the applicable NEO’s employment agreement, represents (i) an amount equal to 12-months of the NEO’s then-current annual base salary, (ii) for Ms. Gliha and Mr. Strober only, a prorated annual bonus based on (A) actual Company performance if such termination is by the Company for any reason other than for Cause, or (b) the NEO’s target bonus opportunity if such termination is by the NEO for Good Reason, and (iii) an additional lump sum payment equal to $29,000 with respect to Ms. Gliha, Mr. Strober, and Ms. Zimmer.
(7)
Pursuant to the terms set forth in the respective award agreements, all RSUs and PSUs fully vest upon a Change in Control. For additional information, see “Stock-Based Long-Term Compensation.”

Nexstar Media Group, Inc.	61	2024 Proxy Statement

Compensation Discussion and Analysis

PAY RATIO DISCLOSURE

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our median employee and the total annual compensation of our Chief Executive Officer for 2023:

•
The total annual compensation of the median employee identified at our Company, other than our Chief Executive Officer, was $57,229 using the definition of total annual compensation in accordance with Item 402(c)(2)(x) under the Securities Act of 1933.
•
As indicated in the Summary Compensation Table above, our Chief Executive Officer’s annual total compensation was $29,111,039, using the same definition of total annual compensation we used to calculate the median employee’s total annual compensation.
•
The ratio of the annual total compensation of our Chief Executive Officer to the total annual compensation of our median employee was 509 to 1.

For 2023, there have been no changes that we reasonably believe would significantly affect our pay ratio disclosure, since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. As a result, we continue to use our median employee identified for 2022 for our pay ratio analysis. In order to identify the median employee for 2023, the following were considered:

•
We selected November 25, 2022 as the date on which to determine our median employee, which is a date within the last three months of 2022.
•
We included all 12,953 of our full-time, part-time and temporary workers employed on November 25, 2022 to determine our employee population, all located in the United States.
•
We identified the median employee on the basis of our employee population’s gross taxable compensation and wages, as compiled from our payroll records. No adjustments were applied for purposes of determining the median employee, such as employees who were only employed for only part of the year or on unpaid leave of absence at some point during the year. We selected base salary and base wages as base pay represents the principal form of compensation delivered to all of our employees and this information is readily available. We believe these pay components reasonably reflect the annual compensation of our employees.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Nexstar Media Group, Inc.	62	2024 Proxy Statement

Compensation Discussion and Analysis

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and with Item 402(v) of Regulation S-K, we provide the following disclosure regarding “executive compensation actually paid” (CAP), calculated in accordance with the SEC rules, and certain Company performance for the years listed below.

This disclosure was prepared in accordance with the requirements of Item 402(v) and does not necessarily reflect the value actually realized by our executives, how our executives’ compensation relates to Company performance, or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For example, the Compensation Committee does not use CAP as a basis for making compensation decisions, nor does it use net income (as reflected below) for purposes of determining our executive’s incentive compensation. Please refer to our Compensation Discussion and Analysis for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its compensation decisions.

The information provided under this Pay versus Performance section will not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(2) (e)	Total Stockholder Return (f)	Peer Group Total Stockholder Return(3) (g)	After Tax Net Income (in millions) (h)	Adjusted EBITDA (in millions) (i)(4)
2023	$29,111,039	$27,390,527	$3,736,527	$3,436,887	$147	$60	$270	$1,469
2022	39,318,892	44,590,917	2,405,595	3,205,364	159	66	944	2,223
2021	21,145,853	36,963,649	2,395,200	4,041,589	135	89	830	1,905
2020	23,564,264	17,368,770	3,934,418	3,771,789	95	88	808	1,996

(1)
Perry A. Sook served as the Company’s PEO (Chairman and Chief Executive Officer) for each year presented. The dollar amounts shown in column (b) are the amounts of total compensation reported for Mr. Sook for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO NEOs as a group in the “Total” column of the SCT in each applicable year. The individuals comprising the non-PEO NEO for each year presented are listed below:

2023	2022	2021	2020
Michael Biard(5)	Thomas E. Carter(5)	Thomas E. Carter	Thomas E. Carter
Lee Ann Gliha	Lee Ann Gliha	Lee Ann Gliha	Timothy C. Bush(6)
Dana Zimmer	Dana Zimmer	Dana Zimmer	Dana Zimmer
Michael Strober	Andrew Alford	Andrew Alford	Gregory R. Raifman(7)
	Sean Compton	Sean Compton

(2)
The dollar amounts shown for CAP in columns (c) and (e) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the PEO and non-PEO NEOs. The following is a reconciliation of the “Total” column of SCT and the CAP for each of the applicable years. In calculating the CAP amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.

Nexstar Media Group, Inc.	63	2024 Proxy Statement

Compensation Discussion and Analysis

	PEO				Non-PEO NEOs
Year	2023	2022	2021	2020	2023	2022	2021	2020

Summary Compensation Table	$29,111,039	$39,318,892	$21,145,853	$23,564,264	$3,736,527	$2,405,595	$2,395,200	$3,934,418

Less: Grant date fair value of equity awards made during the applicable year and unvested at applicable year end	(21,233,343)	(33,308,029)	(15,510,127)	(18,306,887)	(2,102,551)	(927,756)	(1,131,540)	(2,528,617)

Plus: Year-end fair value of equity awards made during the applicable year and unvested at applicable year end	18,141,961	32,378,979	21,697,552	15,597,050	1,989,095	933,377	1,167,755	3,684,712

Change in fair value of equity awards made in prior years and unvested at applicable year end	(1,089,946)	3,960,129	6,777,536	(1,424,081)	(156,604)	442,343	924,521	(251,802)

Change in fair value of equity awards made in prior years and vested during applicable year	2,460,816	2,240,946	2,852,835	(2,061,576)	(29,580)	351,805	685,653	(844,385)

Less: Fair value of equity awards made in prior years that are forfeited during applicable year	—	—	—	—	—	—	—	(222,537)

Compensation Actually Paid	$27,390,527	$44,590,917	$36,963,649	$17,368,770	$3,436,887	$3,205,364	$4,041,589	$3,771,789
(3)
Represents the weighted peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group is comprised of the following publicly traded companies identified in Part 1, Item 5. of our Annual Report on Form 10-K as of December 31, 2023: Gray Television, Inc., TEGNA Inc., Sinclair, Inc., The E.W. Scripps Company, Fox Corporation and Paramount Global.
(4)
For purposes of determining eligibility for annual cash bonus payments and performance vesting under performance-based restricted stock units, the Company uses its calculation of Adjusted EBITDA (which is calculated in a manner consistent with the calculation of EBITDA that is referenced in the employment agreement) which is the primary financial metric it uses in its annual and quarterly earnings releases. A reconciliation of Adjusted EBITDA to Net Income for the year ended December 31, 2023 can be found on the Company’s Q4 2023 earnings release filed with the SEC on February 28, 2024 (Exhibit 99.1 to Current Report on Form 8-K).
(5)
Effective August 21, 2023, Mr. Carter transitioned from his role as President and Chief Operating Officer to a role as a Senior Advisor, and Mr. Biard was appointed as President and Chief Operating Officer.
(6)
On June 1, 2021, Mr. Busch retired from his position at Nexstar.
(7)
On March 31, 2021, Mr. Raifman’s employment agreement with the Company ended and was not renewed.

Nexstar Media Group, Inc.	64	2024 Proxy Statement

Compensation Discussion and Analysis

The illustrations below provide a graphical description of the relationship between CAP (as calculated in accordance with SEC rules) and the information presented in the Pay versus Performance table. The Peer Group referenced in the “Company Cumulative TSR and Peer Group Cumulative TSR” table below is comprised of the same publicly traded companies as identified in Part 1, Item 5. of our Annual Report on Form 10-K as of December 31, 2023: Gray Television, Inc., TEGNA Inc., Sinclair, Inc., The E.W. Scripps Company, Fox Corporation and Paramount Global.

Compensation Actually Paid and Company Cumulative TSR Compensation Actually Paid (in millions) $60 $45 $30 $15 $- $200 $160 $120 $80 $40 $- 2020 2021 2022 Cumulative TSR (value of initial $100 investment) PEO Average for Non-PEO NEOs Company Cumulative TSR

Compensation Actually Paid and Company Cumulative TSR

pany Cumulative TSR and Peer Group Cumulative TSR Cumulative TSR (value of initial $100 investment) $200 $160 $120 $80 $40 $- 2019 2020 2021 2022 Company Cumulative TSR Peer Group Cumulative TSR

Company Cumulative TSR and Peer Group Cumulative TSR

Nexstar Media Group, Inc.	65	2024 Proxy Statement

Compensation Discussion and Analysis

Compensation Actually Paid and Net Income(1)

(1)
The Company’s Net Income and Adjusted EBITDA are driven by political advertising revenue financial cycle, increasing in election years (even-numbered years) and decline in non-election years (odd-numbered years).

Company Selected Measures (“CSM”)

In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules) to our NEOs in 2023 to our performance were Adjusted EBITDA and Net Revenue.

As described herein, the Company considers a number of other operating metrics in determining performance but Adjusted EBITDA and Net Revenue are the most important performance measures used by us to link CAP to the NEOs to company performance for 2023.

Nexstar Media Group, Inc.	66	2024 Proxy Statement

AUDIT COMMITTEE REPORT

The financial statements of Nexstar Media Group, Inc. (the “Company”) are prepared by management, which is responsible for their objectivity and integrity and their preparation in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management the audited financial statements and management’s assessment of the effectiveness of internal controls of the Company for the year ended December 31, 2023.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm who audited the Company’s December 31, 2023 financial statements, the matters required to be discussed in Public Company Accounting Oversight Board (“PCAOB”), Auditing Standard No. 16, “Communication with Audit Committees.” Additionally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. Finally, the Audit Committee has considered whether the provision of non-audit services to the Company by PwC is compatible with their independence.

Based on the reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s assessment of the effectiveness of internal controls be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Respectfully submitted,

Geoff Armstrong, Chair
Dennis J. FitzSimons
Lisbeth McNabb

Nexstar Media Group, Inc.	67	2024 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

In addition to retaining PwC to audit the financial statements of Nexstar for the years ended December 31, 2023 and 2022 and review the financial statements included in Nexstar’s Quarterly Reports on Form 10‑Q during such years, Nexstar retained PwC to provide certain audit related and tax services as further described in the accompanying table. A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of stockholders. PwC has served as the Company’s independent registered public accounting firm since 1997. The aggregate fees, including expenses, billed for professional services incurred by Nexstar and rendered by PwC in the years ended December 31, 2023 and 2022 were:

Type of Fees	2023	2022
Audit Fees(1)	$3,776,439	$3,610,000
Audit Related Fees(2)	328,850	572,000
Tax Fees(3)	889,611	807,000
Total	$4,994,900	$4,989,000

(1)
“Audit Fees” are fees billed for professional services for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K and review of our financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements, including registration statements. The 2023 and 2022 audit fees include fees related to the audit of The CW Network, LLC.
(2)
“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The 2023 and 2022 amount is primarily related to audits of the Company’s employee benefit plans which are reimbursed to the Company by such benefit plans. Audit Related Fees for 2022 also include financial due diligence services.
(3)
“Tax Fees” are fees billed for tax compliance, tax advice and tax planning and, for 2022, tax diligence services.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee pre-approves all services relating to PwC.

Nexstar Media Group, Inc.	68	2024 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In October 2017, our Board of Directors adopted a related person transactions policy. The Board of Directors is responsible for the review and, if appropriate, approval or ratification of “related-person transactions” involving us or our subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, executive officer or a beneficial owner of 5% or more of our ordinary shares, and their immediate family members. The Board of Directors has adopted written policies and procedures that apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

All employees sign a conflict of interest statement annually, and we require our directors and executive officers to complete annually a directors’ and officers’ questionnaire which requires disclosure of any related-person transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our periodic filings as appropriate.

In 2023, Nexstar entered a transaction relationship with a company owned by Mr. Sook which provides Nexstar a private aircraft for business travel of Nexstar employees and business guests at market rates to the Company. The company owned by Mr. Sook paid for the purchase of the aircraft and bears all operating, personnel and maintenance costs associated with its operation for personal use, provided, that pursuant to the 2022 Sook Employment Agreement, Mr. Sook is entitled to reimbursement by the Company of up to $500,000 in aggregate for personal use of any aircraft during the period beginning March 1, 2023 and ending March 31, 2026. During the year ended December 31, 2023, the Company incurred $1.1 million expense for such services, of which $1.0 million was for business travels and the remainder was to reimburse Mr. Sook of his personal travel pursuant to the terms of his employment agreement described above (the amount is reported under “All Other Compensation” in the Summary Compensation Table above). The amount the Company pays for use of the aircraft is determined on a trip-by-trip basis based on a real-time, arms-length estimate to contract a substantially similar third-party aircraft for the same trip.

Nexstar Media Group, Inc.	69	2024 Proxy Statement

OTHER INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual Meeting. If any other matters properly come before the meeting, the holders of the proxies will act in accordance with their best judgment.

Annual Report to Stockholders

Nexstar’s Annual Report to Stockholders for the year ended December 31, 2023, including Nexstar’s financial statements, management’s assessment of the effectiveness of internal controls and PricewaterhouseCoopers LLP’s report on the financial statements is available electronically with this Proxy Statement but is not part of the proxy solicitation materials. We will mail upon written request, without charge, to each stockholders of record as of the close of business on April 22, 2024, a copy of Nexstar’s Annual Report to Stockholders for the year ended December 31, 2023. Exhibits will be provided at no charge to any stockholder upon written request. Any such requests should be directed to Nexstar Media Group, Inc., attention: Lee Ann Gliha, CFO.

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

Proposals of stockholders to be presented at the 2025 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than the close of business on January 2, 2025 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Elizabeth Ryder, Secretary, Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062.

In addition, our Bylaws require that we be given advance notice of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our Proxy Statement in accordance with Rule 14a-8), including stockholder nominations for the election to the Board of Directors. Such proposals and nominations for the 2025 annual meeting of stockholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to our executive offices, and received no earlier than the close of business on February 18, 2025 and no later than the close of business on March 20, 2025. In the event that the 2025 annual meeting of stockholders is held before May 19, 2025 or after September 16, 2025, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such 2025 annual meeting of stockholders and not later than the later of the close of business on the 90th day prior to such 2025 annual meeting of stockholders and the close of business on the 10th day following the day on which the public announcement of the meeting date is made. Our Bylaws require that such notice contain certain additional information. Copies of the Bylaws can be obtained without charge by writing our Corporate Secretary at the address shown on the cover of this Proxy Statement.

Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws, and, for any stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, such notice must also include the information required by Rule 14a-19 under the Exchange Act.

Nexstar Media Group, Inc.	70	2024 Proxy Statement

Other Information

Cost of Proxy Solicitation and Annual Meeting

The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by this distribution, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice or, if applicable, one paper copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of the Notice or, if applicable, a separate, paper copy of either document to any stockholder upon written or oral request to Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062, Attention: Lee Ann Gliha, Chief Financial Officer, (972) 373-8800. If any stockholder wants to receive a separate copy of the Notice or, if applicable, separate copies of the Annual Report and Proxy Statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and telephone number.

Stockholder Communications

The Company has adopted a procedure by which stockholders may send communications, as defined within Item 407(f) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of Elizabeth Ryder, Secretary, Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the full Board of Directors.

By Order of the Board of Directors,

/s/ Elizabeth Ryder

Elizabeth Ryder
Secretary

April 29, 2024

Nexstar Media Group, Inc.	71	2024 Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS OF

Nexstar
MEDIA GROUP, INC.

June 18, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, 2023 Annual Report and Proxy Card are available at http://www.astproxyportal.com/ast/13194/

If voting by mail, please detach along perforated line and mail in the envelope provided.

00003333333333300000 2 061824

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2), AND (3).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

1. To elect the following nominees for director (except as marked below) to serve until the 2025 annual meeting of stockholders.

Nominees:	FOR	AGAINST	ABSTAIN
Perry A. Sook	☐	☐	☐
Geoff Armstrong	☐	☐	☐
Bernadette S. Aulestia	☐	☐	☐
Dennis J. FitzSimons	☐	☐	☐
Jay M. Grossman	☐	☐	☐
C. Thomas McMillen	☐	☐	☐
Lisbeth McNabb	☐	☐	☐
John R. Muse	☐	☐	☐
Tony Wells	☐	☐	☐
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐
3. To conduct an advisory vote on the compensation of our Named Executive Officers.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

Nexstar MEDIA GROUP, INC.

June 18, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, 2023 Annual Report and Proxy Card are available at http://www.astproxyportal.com/ast/13194/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333333333300000 2 061824

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2), AND (3).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

1. To elect the following nominees for director (except as marked below) to serve until the 2025 annual meeting of stockholders.

Nominees:	FOR	AGAINST	ABSTAIN
Perry A. Sook	☐	☐	☐
Geoff Armstrong	☐	☐	☐
Bernadette S. Aulestia	☐	☐	☐
Dennis J. FitzSimons	☐	☐	☐
Jay M. Grossman	☐	☐	☐
C. Thomas McMillen	☐	☐	☐
Lisbeth McNabb	☐	☐	☐
John R. Muse	☐	☐	☐
Tony Wells	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

NEXSTAR MEDIA GROUP, INC.

2024 Annual Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Perry A. Sook, Elizabeth Ryder and Lee Ann Gliha, and each of them, each with the power to appoint his or her substitute, as proxy or proxies to represent and to vote, as designated on the reverse side, all shares of common stock of Nexstar Media Group, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., Central Daylight Time, on June 18, 2024, or at any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS AS DISCLOSED IN THE PROXY STATEMENT.

(Continued and to be signed on the reverse side)

COMMENTS:

1.1 14475